UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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Kewaunee Scientific Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KEWAUNEE SCIENTIFIC CORPORATION

2700 West Front Street

Statesville, North Carolina 28677-2927

David M. Rausch

President and

Chief Executive Officer

July 21, 2017

TO OUR STOCKHOLDERS:

You are cordially invited to attend the Annual Meeting of Stockholders of Kewaunee Scientific Corporation (the “Company”), which will be held at The Conference Center at UBS Tower, One North Wacker Drive, 2nd Floor, Chicago, Illinois, on August 30, 2017, at 10:00 A.M. Central Daylight Time.

At the meeting, management will review with you the Company’s past year’s performance and the major developments which occurred during the year. There will be an opportunity for stockholders to ask questions about the Company and its operations. We hope you will be able to join us.

To assure that your shares are represented at the meeting, please vote, sign, and return the enclosed proxy card as soon as possible. The proxy is revocable and will not affect your right to vote in person if you are able to attend the meeting. YOUR VOTE IS IMPORTANT!

The Company’s 2017 Annual Report to Stockholders is enclosed.

Sincerely yours,

KEWAUNEE SCIENTIFIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on

August 30, 2017

The Annual Meeting of Stockholders of Kewaunee Scientific Corporation will be held at The Conference Center at UBS Tower, One North Wacker Drive, 2nd Floor, Chicago, Illinois, on August 30, 2017, at 10:00 A.M. Central Daylight Time, for the purpose of considering and acting upon the following:

(1)	To elect three Class I directors;

(2)	To ratify the appointment of the independent registered public accounting firm of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2018;

(3)	To hold an advisory vote on executive compensation;

(4)	To approve the Company’s 2017 Omnibus Incentive Plan; and

(5)	To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on July 5, 2017 will be entitled to vote at the meeting. A list of stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at the offices of K&L Gates LLP, 70 West Madison Street, Chicago, Illinois, for a period of 10 days prior to the meeting.

It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to vote, date and sign the enclosed proxy, and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States.

THOMAS D. HULL III
Secretary

July 21, 2017

YOUR VOTE IS IMPORTANT!

Please vote, date, and sign the enclosed proxy and return it promptly in the enclosed envelope.

KEWAUNEE SCIENTIFIC CORPORATION

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Kewaunee Scientific Corporation (the “Company”) for use at the annual meeting of stockholders of the Company to be held at The Conference Center at UBS Tower, One North Wacker Drive, Second Floor, Chicago, Illinois, on August 30, 2017, at 10:00 A.M. Central Daylight Time, and at any postponements or adjournments thereof. Proxies properly executed and returned in a timely manner will be voted at the meeting in accordance with the directions noted thereon. If no direction is indicated, proxies will be voted for the election of the nominees named herein as directors, and on other matters presented for a vote in accordance with the judgment of the persons acting under the proxies.

The Company’s principal executive offices are located at 2700 West Front Street, Statesville, North Carolina 28677-2927 (telephone 704/873-7202).

The proxy, together with this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, is being mailed to stockholders on, or about, July 21, 2017.

ITEM 1.

ELECTION OF DIRECTORS

Three Class I directors are to be elected at the meeting. The Board of Directors, at its meeting on April 19, 2017, upon the recommendation of the Nominating and Corporate Governance Committee, selected Mr. David M. Rausch, Mr. David S. Rhind and Mr. John D. Russell as nominees for re-election as directors at the annual meeting, to serve for three-year terms. All of the nominees are serving as directors as of the date of this Proxy Statement. The three nominees receiving the greatest number of votes at the annual meeting will be elected directors. Unless a stockholder indicates otherwise on the proxy, proxies will be voted for the election of the three nominees named below. If due to circumstances not now foreseen, any of the nominees becomes unavailable for election, the proxies will be voted for such other person or persons as the Board of Directors may select, or the Board will make an appropriate reduction in the number of directors to be elected.

Information on the current nominees for Class I directors and the current Class II and III directors is shown below.

Class I directors nominated for re-election to serve until the annual meeting of stockholders in 2020:

DAVID M. RAUSCH, 58, has served as President and Chief Executive Officer, effective July 1, 2013, and served as President and Chief Operating Officer since March 2012. He joined the Company in March 1994 as Manager of Estimating and was promoted to Southeast Regional Sales Manager in December 1996, then to Director of Sales for Network Storage Systems products in May 2000. In August 2001, he was promoted to Project Sales Manager, and in this position, he also had direct management responsibility for the Estimating Department. Mr. Rausch was elected Director of Contract Management in June 2004 and was elected Vice President of Construction Services in June 2007. In June 2011, he was elected Senior Vice President of Construction Services and General Manager of the Laminate Furniture Division.

DAVID S. RHIND, 54, was elected a director of the Company in April 2008. Mr. Rhind is an attorney-at-law. From June 2012 to March 2015, Mr. Rhind served as Deputy General Counsel for Hudson Global, Inc. (formerly Hudson Highland Group, Inc.) of New York, New York, a leading provider of specialized professional recruitment, recruitment outsourcing, talent management, and related staffing services and solutions. From July 2003 to June 2012, Mr. Rhind was General Counsel, North America, for Hudson. From October 1995 to June 2003, he was Associate General Counsel at Technology Solutions Company of Chicago, a technology consulting and systems integration company. We believe Mr. Rhind is well suited to serve on our Board due to his many years of experience in legal matters, his overall business acumen, and his understanding of the long-term interests of the Company and its stockholders.

JOHN D. RUSSELL, 64, was elected a director of the Company on May 31, 2011. Since November 6, 2015, Mr. Russell has served as the President and CEO of Morton Buildings, a construction company headquartered in Morton, Illinois, where he is also the Chairman of the Board. From September 2012 to November 2015, Mr. Russell was a Managing Director of ForteONE, a Chicago-based consulting firm focused on growing revenues and profitability of middle market companies. From June 2006 until March 2014, Mr. Russell was a business consultant and a Board Member for Strategic Materials Incorporated, the largest glass recycling business in North America. From September 2007 to May 2010 he was the President and CEO of Maysteel LLC, a precision metal fabricator in Menomonee Falls, Wisconsin. From April 2002 to April 2006 he was President and CEO of Neoplan USA, a manufacturer of heavy duty transit buses. Prior to April 2002, Mr. Russell held various executive positions with Brunswick Corporation where he was a Corporate Officer, and he was a partner at McKinsey and Company. Mr. Russell is currently a Governance Fellow and Leadership Fellow with the National Association of Corporate Directors (NACD). We believe Mr. Russell is well suited to serve on our Board due to his experience as chief executive officer of three different companies, his other executive management experience, his experience as a director of another company, and his accreditations with the NACD.

Class II directors continuing in office to serve until the annual meeting of stockholders in 2018:

KEITH M. GEHL, 58, was elected a director of the Company in April 2015. He served as Senior Vice President of Real Estate & Facilities of Family Dollar Stores Inc. from 2003 until his retirement in June 2013. From 1989 to 2003, Mr. Gehl held a number of management positions with Food Lion, Inc. At Food Lion, he served as Director of Internal Audit from 1989 to 1996, Director of Store Operations from 1996 to 1997, Vice-President Real Estate and Construction from 1997 to 2000, and Executive Vice President Real Estate and Business Strategy from 2000 to 2003. Mr. Gehl previously served on the Board of RONA, Inc., a Canadian home improvement retailer, and is a National Association of Corporate Directors (NACD) Board Leadership Fellow. Mr. Gehl holds an accounting degree from Valparaiso University and is a Certified Public Accountant (CPA). We believe Mr. Gehl is well suited to serve on our Board due to his many years of experience as a financial executive.

WILLIAM A. SHUMAKER, 69, served as Chief Executive Officer of the Company from September 2000 until his retirement on June 30, 2013. He also served as President from August 1999 until March 2012. He was elected a director of the Company in February 2000 and Chairman of the Board in February 2010. He served as the Company’s Chief Operating Officer from August 1998 until September 2000 and General Manager of the Laboratory Products Group from February 1998 until August 1998. He joined the Company in December 1993 as Vice President of Sales and Marketing. Mr. Shumaker also served as a member of the North Carolina Economic Development Board until the end of 2014, and he served as a member of the Greater Statesville Development Corporation as Chairman until the end of June 2016. We believe Mr. Shumaker is well suited to serve on our Board due to his experience as our Chief Executive Officer and his 24 years’ experience in various leadership roles for the Company.

Class III directors continuing in office to serve until the annual meeting of stockholders in 2019:

MARGARET B. PYLE, 65, was elected a director of the Company in February 1995. Ms. Pyle has been Vice Chairman and Chief Legal Counsel of The Pyle Group since December 2007. She has been engaged in the practice of corporate law in Milwaukee and Madison, Wisconsin since 1978. In addition, Ms. Pyle was the sole Trustee and Chief Executive of the Allis-Chalmers Corporation Product Liability Trust from June 1996 until its termination in March 2012 and, in April 2012, was appointed sole Trustee and Chief Executive of the Ranger Industries, Inc. Product Liability Trust. We believe Ms. Pyle is well suited to serve on our Board due to her many years of experience in a variety of legal matters relevant to the Company, her 22 years’ experience as a director of the Company and her understanding of the long-term interests of the Company and its stockholders.

DONALD F. SHAW, 66, was elected a director of the Company on June 1, 2013. He previously served as President, Chief Executive Officer, and Chairman of the Board of ISEC, Inc., a high-end commercial interior subcontractor, from 2004 until his retirement in March 2013. Mr. Shaw held the position of Executive Vice President of ISEC, Inc. from 1988 to 2004 and served in various sales management positions with ISEC from 1977 to 1988. We believe Mr. Shaw is well suited to serve on our Board due to his wealth of knowledge in the construction industry and his experience as chief executive officer and other management positions of a highly successful company.

Except as otherwise indicated, each director and nominee has had the principal occupation mentioned above for more than five years.

The Company’s certificate of incorporation provides that the Board of Directors shall be divided into three classes, and that the three classes shall be as nearly equal in number as possible.

The Board of Directors has a policy whereby any director reaching age 75 during his/her term is expected to retire at the end of the term.

The Board of Directors recommends a vote FOR the election of the three foregoing nominees for election as Class I directors.

Meetings and Committees of the Board

The business and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board keep informed of the Company’s business and activities by reports and proposals sent to them periodically and in advance of each Board meeting and reports made to them during these meetings by the Chief Executive Officer and other Company officers. The Board is regularly advised of actions taken by the committees of the Board, as well as significant actions taken by management. Members of management are available at Board meetings and other times to answer questions and discuss issues. During the Company’s fiscal year ended April 30, 2017, the Board of Directors held eleven meetings.

During fiscal year 2017, the standing committees of the Board of Directors of the Company were the Audit Committee, Compensation Committee, Financial/Planning Committee, and Nominating and Corporate Governance Committee. The functions and membership of the committees are described below.

The Audit Committee consists of Messrs. Gehl (Chairman), Russell, and Shaw. All members of the committee are independent directors. The committee performs the responsibilities and duties described in the Company’s Audit Committee Charter, and is responsible for annually appointing the independent auditor for the Company, approving services to be performed by the independent auditor, reviewing the independent auditor’s reports, and reviewing the Company’s quarterly and annual financial statements before release to the public. In accordance with Audit Committee Charter guidelines, the committee is responsible for reviewing and approving all related party transactions. The Board of Directors has determined that Mr. Gehl is a “financial expert” within the meaning of the current rules of the Securities and Exchange Commission. The committee met four times during the Company’s last fiscal year. The Audit Committee Charter can be found on the Company’s website at http://www.kewaunee.com.

The Compensation Committee consists of Messrs. Russell (Chairman), Gehl, Rhind, and Shaw and Ms. Pyle. All members of the committee are independent directors. The committee considers and provides recommendations to the Board of Directors with respect to the compensation (salaries and bonuses) of executive officers of the Company; short- and long-range incentive compensation programs for officers and other key employees of the Company; benefit programs for all employees of the Company; and equity award grants to key employees. The committee has acted as the Stock Option Committee, administering and interpreting the existing stock option plans for officers and other key employees, and will also administer and interpret the 2017 Omnibus Incentive Plan described under Item 4 of this proxy statement, assuming that plan is approved by stockholders. The committee may delegate its responsibilities and authority to one or more subcommittees as the committee may deem appropriate in its sole discretion. The Compensation Committee Charter can be found on the Company’s website at http://www.kewaunee.com. The committee met five times during the Company’s last fiscal year. The committee engaged a compensation consultant during May of 2016 to advise the committee on director compensation during fiscal year 2017, and engaged another consultant during February of 2017 to advise the committee on executive compensation during fiscal year 2017.

The Financial/Planning Committee consists of Messrs. Shaw (Chairman), Rausch, Russell, and Shumaker and Ms. Pyle. The committee reviews and provides recommendations to the Board of Directors with respect to the annual budget for the Company, the Company’s strategic plan, and the annual budget for capital expenditures. The committee also reviews the investment results of the assets of the Company’s retirement plans. The committee met five times during the Company’s last fiscal year.

The Nominating and Corporate Governance Committee consists of Messrs. Rhind (Chairman) and Shumaker and Ms. Pyle. The committee performs the responsibilities and duties described in the Company’s Nominating and Corporate Governance Committee Charter, which is available on the Company’s website at http://www.kewaunee.com. The committee is comprised of at least three directors, all of whom meet the criteria for independence required by the NASDAQ Global Market. The committee reviews and recommends to the Board of Directors the appointment of directors to Board committees and the selection of the chairperson of each committee, makes recommendations to the Board of Directors with respect to officers of the Company, assures that an up-to-date management succession plan is in place for the Chief Executive Officer and other executive officers, reviews and makes recommendations to the Board of Directors regarding director compensation and benefits, periodically reviews the skills and qualifications of existing directors with a view toward a well-rounded and effective Board, identifies and screens potential nominees to the Board, and reviews stockholder proposals for inclusion in the Company’s Proxy Statement. In addition, the committee makes recommendations to the Board of Directors concerning nominees for Board membership brought to its attention by officers, directors, and stockholders. Proposals may be addressed to the committee at the address shown on the cover of this Proxy Statement, attention of the Corporate Secretary. At a minimum, a candidate for the Board must have demonstrated significant accomplishment in his or her field, the capacity and experience to understand the broad business operations of the Company, and the vision to assist the Company in its development and expansion. The Nominating and Corporate Governance Committee does not favor or disfavor any particular nominee on the basis of race, religion, gender, age, or national origin. The Committee met four times during the Company’s last fiscal year.

Executive sessions of independent directors are held in connection with each regularly scheduled Board of Directors meeting, the regularly scheduled Audit Committee meeting in June of each year, and at other times as necessary. The Board of Directors’ policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and any other non-independent directors. The Board of Directors has determined that each of Messrs. Gehl, Rhind, Russell, and Shaw and Ms. Pyle are independent within the meaning of the rules of the NASDAQ Global Market.

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting of Stockholders, although all directors are expected to attend. All members of the Board of Directors attended the Company’s 2016 Annual Meeting of Stockholders. In the Company’s last fiscal year, each director attended all meetings of the Board and all meetings held by committees of the Board on which such director served.

Board Leadership Structure

The Board determines whether the role of the Chairman and the Chief Executive Officer should be separated or combined based on its judgment as to the structure that best serves the interest of the Company. Currently, the Board believes that the positions of Chairman and Chief Executive Officer should be separate.

Board’s Role in Risk Oversight

The Board oversees risk management processes directly and through its committees. Management is responsible for risk management on a day-to-day basis. The role of the Board and its committees is to oversee the risk management activities of management. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risk arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, and succession planning for our directors.

Stockholder Communications with the Board of Directors

The Board of Directors recommends that any communications from stockholders be in writing and addressed to the Board in care of the Corporate Secretary, 2700 West Front Street, Statesville, North Carolina 28677-2927. The name of any specific Board member to whom a communication is intended to be addressed should be noted in the communication. The Corporate Secretary will forward such correspondence only to the intended recipient if one is noted; however, the Corporate Secretary, prior to forwarding any correspondence, will review the correspondence, and in his discretion, will not forward certain items if they are deemed frivolous, of inconsequential commercial value, or otherwise inappropriate for Board consideration.

Compensation Committee Interlocks and Insider Participation

As noted above, the Compensation Committee consists of Messrs. Russell, Gehl, Rhind, and Shaw and Ms. Pyle. No executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers serves on the Compensation Committee or is a director of the Company.

Director Compensation

In fiscal year 2017, each nonemployee director of the Company received the following fees: (1) a quarterly retainer of $5,000; (2) a fee of $1,500 for each day of Board or committee meetings attended; (3) a fee of $2,000 for attendance at multiple daily meetings; and (4) a fee of $750 for telephone meetings attended. In addition, the Chairs of the Nominating and Corporate Governance Committee, Financial/Planning Committee, and Compensation Committee each received an annual fee of $2,000; the Chair of the Audit Committee received an annual fee of $7,500; and the Chair of the Board received an annual fee of $10,000. All directors were also reimbursed for their expenses for each Board and committee meeting attended.

Also in fiscal year 2017, nonemployee directors could elect to participate in the Company’s health insurance program at no cost to them. Messrs. Gehl, Rhind, and Shaw elected to participate. Additionally, all nonemployee directors that did not otherwise have life insurance provided by the Company were provided coverage of $20,000 under the Company’s life insurance program at no cost to the directors.

Director Equity Awards

During fiscal year 2011, the stockholders approved the 2010 Stock Option Plan for Directors (the “2010 Plan”). The 2010 Plan was designed to promote the interests and long-range prospects of the Company and its stockholders by attracting and retaining qualified nonemployee directors. On the effective date of the 2010 Plan, each eligible director of the Company was granted 10,000 options. Each person who became an eligible director after the effective date of the 2010 Plan was granted 10,000 options on the date of his or her election to the Board. The 2010 Plan authorized the Board to grant up to 100,000 options to eligible directors of the Company. If an option expired or was terminated unexercised as to any shares, those shares were available for reissuance. For options granted under the 2010 Plan, the exercise price is the fair market value of the Company’s common stock on the grant date, the term is five years, and vesting occurs in four equal annual installments beginning on the next August 1 following the grant date.

As described in greater detail under Item 4 of this Proxy Statement, the Company’s stockholders are being asked to approve the new Kewaunee Scientific Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”). If stockholders approve the 2017 Plan, no further awards will be granted under the 2010 Plan (or any other equity compensation plan of the Company), although outstanding 2010 Plan awards will continue to be governed by the terms of the 2010 Plan. Directors will be eligible to receive awards under the 2017 Plan. The maximum value of awards under the 2017 Plan granted during any calendar year to any nonemployee director, taken together with any cash fees paid to the nonemployee director during the calendar year, may not exceed the following in total value: (1) $250,000 for the nonemployee Chair of the Board and (ii) $200,000 for each nonemployee director other than the Chair of the Board. However, awards granted to nonemployee directors upon their initial election to the Board will not be counted towards these limits.

Fiscal Year 2018 Director Compensation

From time to time the Board reviews director compensation paid by other public companies with comparable revenues and market capitalization, and in comparable industries, as part of its evaluation of the appropriate level of compensation to be paid to the Company’s nonemployee directors. In fiscal year 2017, the Board retained the Korn Ferry Hay Group, an independent compensation consultant, to perform a benchmarking analysis comparing the Company’s director compensation practices to those of similarly-situated organizations. The Korn Ferry Hay Group was paid $25,000 for this analysis.

Based on the Korn Ferry Hay Group’s analysis, several changes will be made to the Company’s director compensation program to bring the program in line with current market practices. The Board believes that maintaining a competitive director compensation program is critical to attracting and retaining qualified nonemployee directors.

The following elements have been eliminated from the Company’s director compensation program beginning in fiscal year 2018: (1) the $1,500 fee for each day of Board or committee meetings attended; (2) the $2,000 fee for attendance at multiple daily meetings; (3) the $750 fee for telephone meetings attended; and (4) as of December 31, 2017, the option to participate in the Company’s healthcare program and life insurance program.

Beginning in fiscal year 2018, each nonemployee director of the Company will receive an annual retainer of $82,000. The annual retainer will be paid half in cash ($41,000), payable quarterly, and half in fully vested shares of Company common stock ($41,000, with the number of shares based on the fair market value of the stock on the grant date, intended to be May 1 of each year). In addition, the Chairs of the Nominating and Corporate Governance Committee and Financial/Planning Committee will each receive an annual cash fee of $5,000; the Chair of the Compensation Committee will receive an annual cash fee of $7,500; the Chair of the Audit Committee will receive an annual cash fee of $10,000; and the nonemployee Chair of the Board will receive an annual cash fee of $12,500. Nonemployee directors that do not otherwise have life insurance provided by the Company will continue to receive coverage of $20,000 under the Company’s life insurance program, but only through December 31, 2017. Each nonemployee director will continue to have the option to elect to participate in the Company’s health insurance program at no cost to them, but only through December 31, 2017. Finally, directors will continue to be reimbursed for their expenses for each Board and committee meeting attended.

Director Compensation Table

The following table sets forth fiscal year 2017 compensation for each nonemployee director of the Company who served during fiscal year 2017. Mr. Rausch was an employee director of the Company during the last fiscal year and received no additional compensation for services as a director. See the Summary Compensation Table for disclosure related to the compensation received by Mr. Rausch, who was elected Chief Executive Officer of the Company on July 1, 2013.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Keith M. Gehl	53,570	—	11,597	65,347
Margaret B. Pyle	43,750	—	77	43,827
David S. Rhind	46,000	—	15,675	61,675
John D. Russell	46,750	—	77	46,827
Donald F. Shaw	45,250	—	17,072	62,322
William A. Shumaker	51,250	—	—	51,250

(1)	On April 30, 2017, Mr. Gehl held options to purchase 10,000 shares of Company common stock and no other nonemployee directors of the Company held Company options as of such date.

(2)

Represents the value of participation in the Company’s health insurance program and life insurance program for Messrs. Gehl, Rhind and Shaw, and the value of participation in the Company’s life insurance program for Mr. Russell and Ms. Pyle.

CORPORATE GOVERNANCE

Code of Ethics

We have adopted a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer and key employees with financial reporting responsibilities (“Code of Ethics”). The Code of Ethics is posted on our website at www.kewaunee.com. We have also adopted a substantially similar code of ethics that applies to officers and key employees. Any waiver or amendment to the Code of Ethics will be timely disclosed on our website. We also make these materials available in print to any stockholder upon request. The Board regularly reviews corporate governance developments and modifies the Code of Ethics as warranted.

Compliance and Ethics Hotline

We maintain a compliance and ethics hotline through which employees can report evidence of illegal or unethical behavior, or violations of the Code of Ethics. The compliance and ethics hotline is serviced by an independent company, is available seven days a week, 24 hours a day and can be accessed by individuals through a toll-free number. Employees can report concerns anonymously. We maintain a formal no retaliation policy that prohibits retaliation against, or discipline of, an employee who raises an ethical concern in good faith. This system documents the reporting person’s statement and transmits the information to the appropriate Board or management personnel with oversight of the area identified in the report. Those personnel have the authority to conduct an investigation, research applicable policies, regulations, and statutes, and determine the appropriate action to resolve the reported item.

Director and Executive Officer Stock Ownership Guidelines

Effective March 1, 2017, the Board approved stock ownership guidelines under which nonemployee directors of the Company are expected to maintain ownership of a minimum amount of Company common stock equal in value to three times their annual retainer. Once this requirement has been met, the director can elect to receive cash compensation in lieu of compensation that would otherwise be paid in the form of equity; if the director so elects, this cash compensation will also be payable quarterly.

The Board previously approved, and the Company continues to maintain, stock ownership guidelines under which executive officers of the Company are expected to maintain ownership of a minimum amount of Company common stock equal in value to a percentage of their annual salary (50% in the case of the Chief Executive Officer, 25% with respect to other officers).

ITEM 2.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the independent registered public accounting firm of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending April 30, 2018. Although not required by law, our bylaws or otherwise to submit the appointment to a vote by stockholders, the Audit Committee is requesting that the stockholders ratify the appointment of Ernst & Young LLP because we value our stockholders’ views on our independent public accounting firm and as a matter of good corporate practice. Assuming that a quorum is present, the selection of Ernst & Young LLP will be deemed to have been ratified if more shares are voted in favor of ratification than are voted against ratification. The Audit Committee will consider the outcome of this vote but is not bound by our stockholders’ vote.

On June 23, 2016, the Company, with approval of the Audit Committee, notified Cherry Bekaert LLP (“Cherry Bekaert”) that Cherry Bekaert was being dismissed as the Company’s independent registered public accounting firm, effective upon completion of Cherry Bekaert’s audit of the Company’s financial statements for the fiscal year ended April 30, 2016, and appointed Ernst & Young LLP as the Company’s new independent registered public accounting firm. The decision to change the Company’s independent registered public accounting firm was the result of a request for proposal process in which the Audit Committee conducted a comprehensive, competitive process to select the independent registered public accounting firm, and which action was ratified by the Board of Directors.

Cherry Bekaert served as the Company’s independent registered public accounting firm auditing the Company’s annual financial statements and reviewing the financial statements included in the Company’s quarterly reports on Form 10-Q through the fiscal year ended April 30, 2016.

Cherry Bekaert’s audit report on the Company’s financial statements for the year ended April 30, 2016 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended April 30, 2017 and 2016, the Company has not had any disagreement with Cherry Bekaert on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to Cherry Bekaert’s satisfaction, would have caused Cherry Bekaert to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements. In addition, during the Company’s fiscal years ended April 30, 2017 and 2016, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting of Stockholders to be held on August 30, 2017 to answer any appropriate questions, and such representative will have an opportunity to make a statement if he or she desires.

The Audit Committee recommends a vote FOR ratification of the independent registered public accounting firm of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2018.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services to be provided by the Company’s independent auditors on a case-by-case basis. In making such determination, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the auditor’s independence. All of the audit and non-audit services provided by the Company’s independent auditors on behalf of the Company in fiscal years 2017 and 2016 were pre-approved in accordance with this policy.

Audit Fees and Non-Audit Fees

The following fees were paid or will be paid to Ernst & Young LLP for professional services rendered on behalf of the Company related to the past two fiscal years:

	2017	2016
Audit of Financial Statements	$247,000	$—
Audit-Related Services	—	—
All Other Fees	—	—

Total	$247,000	$—

Audit services consisted of the audit of the Company’s annual consolidated financial statements and the review of the Company’s quarterly financial statements.

The following fees were paid or will be paid to Cherry Bekaert for professional services rendered on behalf of the Company related to the past two fiscal years:

	2017	2016
Audit of Financial Statements	$—	$130,800
Audit-Related Services	38,925	25,500
All Other Fees	—	—

Total	$38,925	$156,300

Audit services consisted of the audit of the Company’s annual consolidated financial statements and the review of the Company’s quarterly financial statements. Audit-related services consisted of fees for audits of financial statements of employee benefit plans and audit transition services.

Audit Committee Report

The Audit Committee is responsible for overseeing the Company’s financial reporting process and other duties as described in the Audit Committee Charter. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended April 30, 2017 with management and the Company’s registered independent public accounting firm. Management of the Company is responsible for these financial statements and the Company’s financial reporting process, including the Company’s system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of these financial statements with accounting principles generally accepted in the United States. The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Ernst & Young LLP their independence.

The Audit Committee also considered whether the provision of non-audit services by Ernst & Young LLP, if any, was compatible with maintaining its independence. Based on the Committee’s review of the audited financial statements and the review and discussions described in the preceding paragraph, the Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended April 30, 2017 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2017 for filing with the Securities and Exchange Commission. All members of the committee meet the independence standards established by the NASDAQ Global Market.

Audit Committee Members

Keith M. Gehl, Chairman

John D. Russell

Donald F. Shaw

ITEM 3.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with Securities and Exchange Commission (“SEC”) rules.

Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy. The objective of the Company’s executive compensation program is to attract, motivate, reward, and retain management talent critical to the Company’s achievement of its objectives. The Compensation Committee and the Board of Directors believe that our compensation design and practices are effective in achieving our objectives.

We are required to submit a proposal to stockholders for a (non-binding) advisory vote to approve the compensation of our named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934 (“Exchange Act”). At their meeting in August 2013, our stockholders voted to hold the advisory vote on executive compensation on an annual basis. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies, and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the 2017 Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and any related material disclosed in the Proxy Statement, is hereby APPROVED.”

As this is an advisory vote, the result will not be binding on us, the Board of Directors, or the Compensation Committee, although the Compensation Committee will consider the outcome of the vote when evaluating our compensation principles, design, and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

We recommend that you vote “FOR” the approval, on an advisory basis,

of the compensation of our named executive officers,

as disclosed in this Proxy Statement.

ITEM 4.

PROPOSAL TO APPROVE THE KEWAUNEE SCIENTIFIC CORPORATION 2017 OMNIBUS INCENTIVE PLAN

Background

In connection with the annual review of compensation programs for both executives and directors, in fiscal 2017 the Board and Compensation Committee began detailed evaluations of our executive and director compensation programs. As part of those evaluations, (1) the Board engaged Korn Ferry Hay Group, an independent compensation consultant, to conduct a benchmarking study to compare our director compensation program to director compensation programs at similarly situated public companies, and (2) the Compensation Committee engaged Pearl Meyer, also an independent compensation consultant, to conduct a similar analysis with respect to executive compensation, and to make recommendations with respect to the Company’s executive compensation program.

Historically, the Company has provided equity compensation to its nonemployee directors and to its employees through separate stock option plans. Both Korn Ferry Hay Group and Pearl Meyer pointed out that the Company’s traditional method of providing equity and long-term incentive compensation, solely through the award of stock options, was out of step with current practice.

Specifically, the Company’s stock option plans did not provide for the use of other forms of equity (or equity-related) compensation. However, in recent years it has become common for public companies to maintain omnibus plans that authorize a broad range of equity, equity-related, and non-equity types of awards, with potential recipients including directors and consultants, as well as employees.

In order to be able to provide a full range of possible types of compensation, on June 21, 2017, the Board adopted, subject to stockholder approval, the Kewaunee Scientific Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”). If the 2017 Plan is approved by our stockholders, 280,100 shares of Company common stock will be available for issuance under the 2017 Plan. These 280,100 shares represent the aggregate number of shares currently available for issuance under the Kewaunee Scientific Corporation 2008 Key Employee Stock Option Plan, as amended and restated effective August 26, 2015 (the “2008 Plan”), and the 2010 Stock Option Plan for Directors (the “Director Plan” and, together with the 2008 Plan, the “Prior Plans”). If the 2017 Plan is approved by our stockholders, it will replace the Prior Plans and no new awards will be granted under the Prior Plans. Approval of the 2017 Plan will not result in any increase in the total number of shares available for issuance under the Company’s equity compensation plans. Any awards outstanding under the Prior Plans on the date of stockholder approval of the 2017 Plan will remain subject to and be paid under the Prior Plans, and any shares subject to outstanding awards under the Prior Plans that subsequently cease to be subject to such awards (other than by reason of settlement of the awards in shares) will automatically become available for issuance under the 2017 Plan.

The Board recommends that stockholders approve the 2017 Plan. The purpose of the 2017 Plan is to enhance the Company’s ability to attract and retain qualified officers,

nonemployee directors, key employees, consultants and advisors, and to motivate such service providers to serve the Company and to expend their best efforts to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. The 2017 Plan also allows the Company to promote greater ownership in the Company by such service providers in order to align their interests more closely with the interests of the Company’s stockholders. Stockholder approval of the 2017 Plan will also enable the Company to grant awards under the 2017 Plan that are designed to qualify for special tax treatment under Internal Revenue Code (the “Code”) Section 422, and to enable the Company to design both cash-based and equity-based awards intended to qualify as “performance-based compensation” under Code Section 162(m). As compared to the Prior Plans, the 2017 Plan will provide the Company with greater flexibility as to the types of incentive compensation awards that it may provide, including awards of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs) and other stock-based awards and cash-based incentive awards.

Under Code Section 162(m), we may be prohibited from deducting compensation paid to “covered employees” in excess of $1 million per person in any year. For our purposes “covered employees” currently are defined as the chief executive officer and two other most highly compensated named executive officers. Compensation that qualifies as “performance-based” is not subject to the $1 million limit. In general, one of the requirements that must be satisfied to qualify as “performance-based” compensation is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by a majority vote of our stockholders, generally at least once every five years. For purposes of Code Section 162(m), the material terms of the performance goals generally include (1) the individuals eligible to receive compensation upon achievement of performance goals, (2) a description of the business criteria on which the performance goals may be based, and (3) the maximum amount that can be paid to an individual upon attainment of the performance goals.

As part of the approval of the 2017 Plan, stockholders also will be approving the material terms of the performance goals under the 2017 Plan. The material terms of the performance goals for the 2017 Plan are described below under “Summary of 2017 Plan.”

The Board believes that it is in the best interests of the Company and its stockholders to provide for a stockholder-approved plan under which certain awards to executive officers can be deducted for federal income tax purposes. However, because it is the policy of the Company, the Board and the Compensation Committee to maximize long-term stockholder value, tax deductibility is not the only consideration in awarding compensation under the 2017 Plan or awarding compensation in general. Further, stockholder approval of the 2017 Plan does not guarantee that all compensation awarded under the 2017 Plan or otherwise will qualify as performance-based compensation or otherwise be deductible. The Compensation Committee retains the flexibility and discretion to award compensation that may not be tax deductible. Moreover, even if we intend to grant compensation that qualifies as performance-based compensation under the 2017 Plan, we cannot guarantee that such compensation will so qualify or will ultimately be deductible by us.

Corporate Governance Aspects of 2017 Plan

The 2017 Plan has been designed to include a number of provisions that promote sound corporate governance practices by reinforcing the alignment between incentive compensation arrangements for eligible plan participants and our stockholders’ interests. These provisions include, but are not limited to, the following:

•	Clawback. Plan awards are subject to clawback under any applicable Company clawback policy and all applicable laws requiring the clawback of compensation.

•	Forfeiture upon Cause Termination. All plan awards held by a participant may be forfeited upon the participant’s termination for “cause” (as defined in the 2017 Plan).

•

No Discounted Stock Options or Stock Appreciation Rights (SARs). Stock options and SARs generally may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•	No Repricing without Stockholder Approval. The plan specifically prohibits the repricing of options or SARs without stockholder approval.

•	Limitation on Terms of Stock Options and SARs. The maximum term of each stock option and SAR is 10 years.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

•	No Evergreen Provision. The plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance will be automatically replenished.

•	No Automatic Grants. The plan does not provide for automatic grants to any participant.

•	No Tax Gross-Ups. The plan does not provide for any tax gross-ups.

•	Dividends. We do not pay dividends or dividend equivalents on stock options, SARs, or unearned performance awards under the plan.

•

Multiple Award Types. The plan permits the issuance of nonqualified stock options, incentive stock options, SARs, RSUs, restricted stock awards, and other types of equity grants, subject to the share limits of the plan, as well as cash awards. This breadth of award types will enable the Compensation Committee to tailor awards in light of the accounting, tax, and other standards applicable at the time of grant. Historically, these standards have changed over time.

•

Tax-Deductible Awards. The plan contains provisions that are required for future awards to certain covered employees (including cash awards) to be eligible to be deductible under Code Section 162(m) as “performance-based compensation.”

•	Independent Oversight. The plan is administered by a committee of independent Board members.

•	Director Limits. The plan contains annual limits on the amount of awards that may be granted to nonemployee directors.

Summary of 2017 Plan

The principal features of the 2017 Plan are summarized below. The following summary of the 2017 Plan does not purport to be a complete description of all of the provisions of the 2017 Plan. It is qualified in its entirety by reference to the complete text of the 2017 Plan, which is attached to this Proxy Statement as Appendix A.

Eligibility

Awards may be granted under the 2017 Plan to officers, employees, nonemployee directors, consultants, and advisors of the Company and its affiliates. Code Section 422 incentive stock options may be granted only to employees of the Company or its subsidiaries. As of April 30, 2017, approximately 900 individuals would have been eligible to receive awards under the 2017 Plan (based on the flexible definition of eligible participant in the 2017 Plan), including seven executive officers and six nonemployee directors. However, the Company historically has granted awards under its equity compensation plans to a total of approximately 15-25 employees and directors, in the aggregate, in any given fiscal year.

Administration

The 2017 Plan may be administered by the Board or the Compensation Committee. The Board has delegated to the Compensation Committee the authority to administer the 2017 Plan. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms and conditions of such awards.

Number of Authorized Shares

The number of shares of common stock authorized for issuance under the 2017 Plan is 280,100 shares, representing 10.39% of the fully diluted Company common stock outstanding as of July 5, 2017. Stockholders will be approving this share limit as part of the approval of this Item 4. These shares consist only of shares previously authorized for issuance under the Prior Plans and not subject to outstanding options; approval of the 2017 Plan will not result in any increase in the total number of shares available for issuance under the Company’s equity compensation plans. In addition, as of the date of stockholder approval of the 2017 Plan, any awards then outstanding under the Prior Plans will remain subject to and be paid under the Prior Plans and any shares then subject to outstanding awards under the Prior Plans that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the 2017 Plan. Up to 280,100 shares may be granted as incentive stock options under Code Section 422.

Stockholders will be approving this incentive stock option limit as part of the approval of this Item 4. The shares of common stock issuable under the 2017 Plan will consist of authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise.

If any award is cancelled, terminates, expires, or lapses for any reason prior to the issuance of shares or if shares are issued under the 2017 Plan and thereafter are forfeited to the Company, the shares subject to such awards and the forfeited shares will not count against the aggregate number of shares of common stock available for grant under the 2017 Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the 2017 Plan: (1) the payment in cash of dividends or dividend equivalents under any outstanding award, (2) any award that is settled in cash rather than by issuance of shares of common stock, (3) shares surrendered or tendered in payment of the option price or purchase price of an award or any taxes required to be withheld in respect of an award, or (4) awards granted in assumption of or in substitution for awards previously granted by an acquired company.

Awards to Nonemployee Directors

The maximum value of plan awards granted during any calendar year to any nonemployee director, taken together with any cash fees paid to such nonemployee director during the calendar year and the value of awards granted to the nonemployee director under any other equity compensation plan of the Company or an affiliate during the calendar year, may not exceed the following in total value (calculating the value of any equity compensation plan awards based on the grant date fair market value for financial reporting purposes): (i) $250,000 for the nonemployee Chair of the Board and (ii) $200,000 for each nonemployee director other than the Chair of the Board. However, awards granted to nonemployee directors upon their initial election to the Board or the board of directors of an affiliate will not be counted towards this limit.

Stockholders will be approving the foregoing nonemployee director annual award limits as part of the approval of this Item 4.

Adjustments

Subject to any required action by our stockholders, in the event of any change in our common stock effected without receipt of consideration by us, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in our capital structure, or in the event of payment of a dividend or distribution to our stockholders in a form other than our common stock (excepting normal cash dividends) that has a material effect on the fair market value of our common stock, appropriate and proportionate adjustments will be made in the number and class of shares subject to the 2017 Plan and to any outstanding awards, and in the option exercise price, SAR exercise price, or purchase price per share of any outstanding awards in order to prevent dilution or enlargement of participant rights under the 2017 Plan.

If a majority of our common shares are exchanged for, converted into, or otherwise become shares of another corporation, the Compensation Committee may unilaterally amend outstanding awards under the 2017 Plan to provide that such awards are for the shares of the other corporation. In the event of any such amendment, the number of shares subject to, and the option exercise price, SAR exercise price, or purchase price per share of, the outstanding awards will be adjusted in a fair and equitable manner as determined by the Compensation Committee. The Compensation Committee may also make such adjustments in the terms of any award to reflect, or related to, such changes in our capital structure or distributions as it deems appropriate.

Types of Awards

The 2017 Plan permits the granting of any or all of the following types of awards:

•

Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Compensation Committee may grant either incentive stock options, which must comply with Code Section 422, or nonqualified stock options. The Compensation Committee sets exercise prices of stock options, except that options must be granted with an exercise price not less than 100% of the fair market value of our common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). At the time of grant, the Compensation Committee also determines the other terms and conditions of stock options, including the quantity, vesting periods, term (which cannot exceed 10 years), and other conditions on exercise. On July 11, 2017, the closing price of the Company’s common stock on the NASDAQ Global Market was $24.63.

•

Stock Appreciation Rights. The Compensation Committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the 2017 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option, and the grant price of a freestanding SAR is determined by the Compensation Committee in accordance with the procedures described above for stock options. Exercise of an SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed 10 years, and the term of a tandem SAR cannot exceed the term of the related stock option.

•

Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. The Compensation Committee may grant awards of restricted stock, which are shares of our common stock subject to specified restrictions, and RSUs, which represent the right to receive shares of our common stock in the future. These awards may be made subject to repurchase, forfeiture, or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Compensation Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. The Compensation Committee may also grant other types of equity or equity-based awards subject to the terms and conditions of the 2017 Plan and any other terms and conditions determined by the Compensation Committee.

•

Performance Awards. The Compensation Committee may grant performance awards, which entitle participants to receive a payment from the Company, the amount of which is based on the attainment of performance goals established by the Compensation Committee over a specified award period. Performance awards may be denominated in shares of our common stock or in cash, and may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. Cash-based performance awards include annual incentive awards.

Clawback

All cash and equity awards granted under the 2017 Plan will be subject to all applicable laws regarding the recovery of erroneously awarded compensation, any implementing rules and regulations under such laws, any policies adopted by the Company to implement such requirements, and any other compensation recovery policies as may be adopted from time to time by the Company.

Performance-Based Compensation under Section 162(m)

Performance Goals and Criteria. Under Code Section 162(m), we may be prohibited from deducting compensation paid to our principal executive officer and our two other most highly compensated executive officers in excess of $1 million per person in any year. However, compensation that qualifies as “performance-based” under Code Section 162(m) is not subject to the $1 million limit.

If the Compensation Committee intends to qualify an award under the 2017 Plan as “performance-based” compensation under Code Section 162(m), the performance goals selected by the Compensation Committee may be based on the attainment of specified levels of one, or any combination, of the following performance criteria for the Company on a consolidated basis, and/or specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), as reported or calculated by the Company, in each case as adjusted under the 2017 Plan for any stock split, stock dividend, or other recapitalization:

(1)	cash flow;

(2)	earnings per share;

(3)	earnings measures;

(4)	return on equity;

(5)	total stockholder return;

(6)	share price performance;

(7)	return on capital;

(8)	revenue;

(9)	income;

(10)	profit margin;

(11)	return on operating revenue;

(12)	brand recognition/acceptance;

(13)	customer satisfaction;

(14)	productivity;

(15)	expense targets;

(16)	market share;

(17)	cost control measures;

(18)	balance sheet metrics;

(19)	strategic initiatives;

(20)	implementation, completion, or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; or

(21)	any combination of the foregoing business criteria established by the Compensation Committee.

The Compensation Committee can also select any derivations of these business criteria (e.g., income will include pre-tax income, net income, and operating income).

Performance goals may, in the discretion of the Compensation Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries, or business segments, as applicable. Performance goals may be absolute or relative to the performance of one or more comparable companies or indices.

The Compensation Committee may determine at the time that the performance goals are established the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, and other extraordinary, unusual, or non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings).

Stockholders will be approving the performance criteria listed in this section as part of the approval of this Item 4.

Limitations. Subject to adjustment, the maximum number of each type of award (other than cash-based performance awards) granted to any recipient in any calendar year may not exceed the following number of shares: (i) options and stock appreciation rights—100,000 shares; and (ii) all other share-based performance awards—100,000 shares. The maximum amount of cash-based performance awards intended to qualify as performance-based compensation for purposes of Code Section 162(m) granted to any recipient in any calendar year may not exceed the following: (i) annual incentive awards—$1 million; and (ii) all other cash-based performance awards—$1 million.

Stockholders will be approving the annual award limits listed in the preceding paragraph as part of the approval of this Item 4.

Transferability

2017 Plan awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances where approved by the Compensation Committee transfers may be made to or for the benefit of designated family members of the participant for no value.

Change in Control

The Board may provide in any award agreement, or in the event of a change in control (as defined in the 2017 Plan) may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting, or settlement, in connection with such change in control, of any outstanding 2017 Plan awards or shares acquired pursuant thereto.

Under the 2017 Plan, in the event of a change in control, an acquiror may, without the consent of any participant, either assume or continue the Company’s rights and obligations under each or any 2017 Plan award outstanding immediately prior to the change in control or substitute for each or any such outstanding award a substantially equivalent award with respect to the acquiror’s stock. A 2017 Plan award denominated in shares will be deemed assumed if, following the change in control, the award confers the right to receive, for each share subject to the award immediately prior to the change in control, the consideration to which a Company stockholder on the effective date of the change in control was entitled, except that if such consideration is not solely common stock of the acquiror, the Board may, with the consent of the acquiror, provide for the consideration to be received upon the exercise or settlement of the award to consist solely of common stock of the acquiror equal in fair market value to the per share consideration received by stockholders pursuant to the change in control. If any portion of the consideration may be received by stockholders pursuant to the change in control on a contingent or delayed basis, the Board may determine such fair market value as of the time of the change in control on the basis of the Board’s estimate of the present value of the probable future payment of such consideration. Any award that is neither assumed or continued by the acquiror in connection with the change in control nor exercised or settled as of the change in control will terminate and cease to be outstanding effective as of the change in control.

Additionally, the Compensation Committee may, without participant consent, determine that upon the occurrence of a change in control each or any award outstanding under the 2017 Plan immediately prior to the change in control and not previously exercised or settled will be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Compensation Committee) subject to the canceled award in (1) cash, (2) our stock or the stock of a corporation or other business entity that is a party to the change in control, or (3) other property that will be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share of our common stock in the change in control, reduced by the exercise or purchase price per share, if any, under such award.

Term, Termination and Amendment of the 2017 Plan

Unless earlier terminated by the Board, the 2017 Plan will terminate on, and no further awards may be granted after, June 21, 2027. The Board may amend, suspend, or terminate the 2017 Plan at any time, except that, if required by applicable law, regulation, or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension or termination of the 2017 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

New Plan Benefits

If the 2017 Plan is approved by our stockholders, there will 280,100 shares available under the 2017 Plan for awards to officers, employees, and nonemployee directors. The benefits to be received by grantees in the normal course under the 2017 Plan cannot be determined at this time because grants under the 2017 Plan are made at the discretion of the Compensation Committee. However, on June 20, 2017, the Compensation Committee approved awards of RSUs to certain officers of the Company that are contingent on the approval of the 2017 Plan by our stockholders. As a result, if the 2017 Plan is approved by our stockholders, we anticipate that our executive officers will receive the following:

Name and Position	Dollar Value ($)(1)	Number of Units ($)(1)
David M. Rausch	$229,400	9,404
President and CEO
Thomas D. Hull III	$102,500	4,202
Vice President, Finance, Chief Financial Officer, Treasurer and Secretary
Michael G. Rok	$67,500	2,767
Vice President, Manufacturing
Executive Officer Group	$603,416	24,735
Non-Executive Director Group	$0	0
Non-Executive Officer Employee Group	$0	0

(1)

Of the RSUs reflected in the table, 30% consist of service-based RSUs that vest in equal annual installments over a three year period, subject to the executive’s continued employment with the Company, and 70% consist of performance based RSUs that will vest only if performance goals are achieved over a three year period. The dollar amounts shown represent the value of the award if employment continues for the full three year period and the target performance under the award is achieved at the end of the three-year performance period. The number of units shown represents the dollar value of the award if employment continues and the target performance is achieved, divided by the average of the high and low price of the Company’s common stock on June 21, 2017. The actual dollar amount and number of units (if any) received under these awards will depend on continued employment and actual performance over the three-year performance period.

Equity Compensation Plan Table

The following table presents information on the Company’s equity compensation plans as of April 30, 2017. All outstanding awards relate to our common stock.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	—	—	—
2008 Key Employee Stock Option Plan	170,350	$17.34	255,100
2010 Stock Option Plan for Directors	10,000	$16.48	25,000
Equity compensation plans not approved by security holders	—	—	—

Total	180,350	$17.29	280,100

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2017 Plan generally applicable to the Company and to participants in the 2017 Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local, or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of a Code Section 422 incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (1) one year from the date the participant exercised the option or (2) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock Awards, Restricted Stock Units, and Performance Awards. A participant generally will not have taxable income upon the grant of restricted stock, RSUs, or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Other Stock- or Cash-Based Awards. The U.S. federal income tax consequences of other stock- or cash- based awards will depend upon the specific terms and conditions of each award.

Tax Consequences to the Company. In the foregoing cases, we may be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code (specifically, Code Section 162(m)).

Code Section 409A. We intend that awards granted under the 2017 Plan will comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2017 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2017 Plan until all tax withholding obligations are satisfied.

Vote Required

Approval of the 2017 Plan requires a number of “FOR” votes that is a majority of the shares of common stock represented at the meeting, in person or by proxy, and entitled to vote on this proposal, with abstentions counting as votes against the proposal.

The Board unanimously recommends that stockholders vote “FOR”

the approval of the 2017 Omnibus Incentive Plan.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In June 2017, the Board adopted a new compensation program for the Company’s executive officers. This Compensation Discussion and Analysis describes and explains our historical practices, and the compensation awarded in fiscal 2017 under those practices, as well as the new compensation program in effect for fiscal 2018 and future years.

Background

Over the last several years, intense competition has resulted in changes within the laboratory furniture industry. The Company has performed well during this period, and continues to be an industry leader. The competition in the industry continues to be intense, however, and over the last year the Board and Company management conducted a review of the Company’s business strategy and operations with the goal of maintaining, and enhancing, the Company’s leadership position in the industry by driving both growth and margin expansion.

A crucial component of executing our strategy is the ability to retain and recruit highly qualified directors and management. Therefore, as part of the Board’s review, the Compensation Committee engaged Pearl Meyer to advise it regarding our executive compensation program. After receiving Pearl Meyer’s report, the Compensation Committee recommended to the Board, and the Board adopted, a new executive compensation program.

The new program is designed to:

•	Reflect modern compensation practices, in order to enhance our ability to attract and retain talented management;

•	Reward both short- and long-term performance consistent with the Company’s strategy to drive both growth and margin expansion;

•	Provide that a significant portion of each executive officer’s compensation is at risk, subject to the achievement of specifically identified short-term and long-term goals; and

•	Further align the interests of management with the interests of stockholders.

Executive Officer Compensation

The principal components, both historical and going forward, of the Company’s compensation program for executive officers are discussed below. Executive compensation is administered by the Compensation Committee of the Board, which is composed solely of independent directors.

Base Salary—Historical

The Compensation Committee annually reviews the base salaries of executive officers. Prior to the meeting at which the annual review occurs, the Committee is provided

(1) information furnished by the Company’s human resources department on historical data about the base and total compensation for each executive, and marketplace compensation data, including both base and incentive compensation data, for comparable positions at other manufacturing and service companies with generally similar annual sales volume, and (2) individual performance appraisals and recommended base salary adjustments from the Chief Executive Officer for each executive officer, except himself. The human resources department also provides a base salary range based on class for each executive officer, which shows a minimum, mid-point, and maximum salary, and the position of the executive officer’s base salary in this range. The base salary range is established using marketplace comparison data and the individual responsibilities of the executive officer’s position, and is updated each year for inflation. The Company typically targets base salaries at the mid-point of the Company’s established range for a position. The Committee further considers, on a subjective basis, the executive officer’s particular qualifications, level of experience, and sustained performance over time. These same factors are also considered in determining an adjustment to the salary of the Chief Executive Officer. Base salaries are traditionally adjusted as of July 1 of each year.

Base Salary—New Program

The process for determining base salaries of executive officers is expected to remain substantially unchanged under the new program (although the Compensation Committee expects that it may seek advice from outside compensation consultants more frequently in the future).

Annual Incentive Compensation—Historical

All of the Company’s executive officers have been eligible to participate in an annual incentive bonus plan, pursuant to which each executive officer was eligible to earn a cash bonus for each fiscal year of the Company, based primarily on the attainment of earnings goals established in the incentive bonus plan and, to a lesser extent, on the executive officer’s achievement of established personal objectives to the degree determined by the Board upon the recommendation of the Chief Executive Officer and the Compensation Committee.

At the beginning of each fiscal year, the Board approved earnings goals for the Company for that year and, upon recommendation of the Compensation Committee, established specified percentages of each executive officer’s base salary that would be available for bonuses if the Company and/or its operating businesses achieved specified earnings goals and the executive officer achieved his or her personal goals. The Board generally attempted to establish annual earnings goals at target levels it believed were challenging, but achievable, with earnings above target levels considered to be relatively difficult to achieve. In determining the level of available bonuses for each executive officer, many of the same factors considered in determining an executive officer’s base salary were also considered by the Compensation Committee and the Board.

For fiscal year 2017, the specified potential bonus percentages for executive officers other than the Chief Executive Officer were within a range, with a percentage of 15% of an executive officer’s base salary if the Company achieved 100% of targeted earnings for the year, increasing incrementally to a maximum of 43.8% of an executive’s base salary as earnings reached 150% of targeted earnings. The corresponding specified percentages for the Chief Executive Officer were 20% at 100% of target, to a maximum of 50% as earnings reached 150% of targeted earnings. Bonuses were still possible at levels below 100% of target, with a percentage of 1% at the threshold of 80% of target applicable to the Chief Executive Officer and other executive officers.

Annual Incentive Plan—New Program

Under the new program, executives will continue to be eligible for annual bonuses. Those bonuses will be based on Company financial performance, as well as individual performance. Consistent with past practice, we currently expect that pre-tax earnings will continue to be the principal measure of Company financial performance; however, the 2017 Omnibus Incentive Plan provides that performance may be measured by metrics other than, or in addition to, earnings. Bonuses under the annual incentive plan represent at-risk compensation, subject to the achievement of specified goals.

Long Term Incentive Plans—Historical

The Company has historically used stock options as its long-term incentive plan awards for executive officers. Stock option awards were normally made annually in August by the Board, based on the recommendations of the Chief Executive Officer, with respect to all stock options other than his own, and the Compensation Committee. The exercise price of the granted stock options was the fair market value of the Company’s common stock on the date of the grant. Individual awards were based on an individual’s performance, his or her comparative base salary level, and the number of stock option grants previously made to him or her. In August 2016 and 2015, the Company granted stock options on a total of 19,000 and 14,000 shares, respectively, of the Company’s common stock to the Chief Executive Officer and named executive officers under the Company’s stock option plans.

Long Term Incentive Plan—New Program

As described under Item 4 of this Proxy Statement, the Board has adopted, subject to stockholder approval, the 2017 Omnibus Incentive Plan, and anticipates that future incentive compensation (including for fiscal 2018) will be awarded under that plan. Under the new program, executives will be eligible to receive long-term incentive compensation in the form of restricted stock units (“RSUs”). RSUs represent the right to receive, upon vesting of the RSUs, shares of the Company’s common stock. The Company currently expects to award RSUs with time-based and performance-based vesting conditions. For fiscal 2018, the time-based RSUs would generally represent 30% of any award and would vest in equal installments over a three year period; the performance-based awards would represent 70% of the award, and would vest based on the achievement of performance targets over a three year period. We currently intend that awards would be made annually, with a new three year vesting performance period applicable to each year’s awards. The performance-based RSUs represent at-risk compensation, subject to the achievement of specified long-term goals.

Other Compensation Plans

Executive officers of the Company who met eligibility requirements as of April 30, 2005 participate in the Company’s Pension Plan. The Plan provides retirement benefits for participating employees. The annual benefit amount is calculated as 40% of the 10-year final average annual compensation (salary and bonus) minus 50% of the primary social security benefit, all multiplied by a fraction, the numerator of which is the number of years of credited service up to 30 years, and the denominator of which is 30. Participants in the Plan may elect among several payment alternatives. As of April 30, 2005, the Company “froze” the benefits under the Plan. As a result, no further benefits have been or will be earned under the Plan after that date and no additional participants have been or will be added to the Plan. To the extent ERISA rules restricted the amount otherwise payable under the Plan, the benefit amount in excess of the restrictions will be paid by the Company under the provisions of the Company’s non-qualified Pension Equalization Plan.

The Company has a 401(k) Incentive Savings Plan (the “401(k) Plan”) which covers substantially all salaried and hourly employees, including all of the executive officers. The 401(k) Plan provides benefits to all employees who have attained age 21 and completed three months of service, and who elect to participate. Under the terms of the 401(k) Plan, the Company makes matching contributions equal to 100% of the employee’s qualifying contribution up to 3% of the employee’s compensation, and makes matching contributions equal to 50% of the employee’s contributions between 3% and 5% of the employee’s compensation, resulting in a maximum employer contribution equal to 4% of the employee’s compensation. Additionally, the Company may make a non-matching contribution for participants employed by the Company on December 31 of each year up to 1% of the participant’s qualifying compensation for that calendar year based on the profitability of the Company.

The Company also has a non-qualified 401 Plus Executive Deferred Compensation Plan (the “401 Plus Plan”), which supplements the 401(k) Plan. The 401 Plus Plan was adopted to provide highly compensated employees an alternative retirement plan because income tax laws restrict the amount of contributions executives may otherwise have contributed to the 401(k) Plan. The 401 Plus Plan operates similarly to the 401(k) Plan; the Company makes matching credits to the participant’s account in an amount equal to 50% of the compensation deferred by the participant up to 6% of the participant’s compensation. Amounts deferred under the 401 Plus Plan will be distributed to the participant after the participant’s termination of employment with the Company in cash in a lump sum or installments at a time previously elected by the participant. All of the named executive officers participated in the 401(k) Plan and the 401 Plus Plan in fiscal year 2017.

Each of the Company’s executive officers is entitled to receive additional compensation in the form of payments, allocations, or accruals under various other group compensation and benefit plans on the same basis as other employees. Benefits under these plans are not directly, or indirectly, tied to employee or Company performance.

Chief Executive Officer Compensation

The Compensation Committee considers the Chief Executive Officer’s leadership an important factor in the future success of the Company. The compensation of the Chief Executive Officer has traditionally included base salary, annual incentive compensation, long-term incentive compensation, and benefits under various group plans. In establishing the Chief Executive Officer’s base salary for each fiscal year, the Compensation Committee considers operating results for the prior year and the outlook for the current year, continued development of the management team, operational improvements, compensation of chief executive officers of other companies with comparable sales, a review of his base salary in relation to the range for his position proposed by the human resources department, and the price of the Company’s common stock.

The Chief Executive Officer’s annual incentive compensation and long-term incentive compensation have been determined pursuant to the Company’s incentive plans for executive officers, and will continue to be determined under the incentive plans for executive officers that are part of our new executive compensation program. Mr. Rausch earned a cash bonus of $96,520 for fiscal year 2017 under the annual incentive bonus plan, as actual earnings for the fiscal year were in excess of the minimum earnings goal.

Section 162(m)

Under Code Section 162(m), we may be prohibited from deducting compensation paid to “covered employees” in excess of $1 million per person in any year. As a smaller reporting company, our “covered employees” are our Chief Executive Officer and two other most highly compensated named executive officers. Compensation that qualifies as “performance-based” is not subject to the $1 million limit. The Board believes that it is in the best interests of the Company and its stockholders to maintain the flexibility to provide compensation that can be deducted for federal income tax purposes. However, because it is the policy of the Company, the Board, and the Compensation Committee to maximize long-term stockholder value, tax deductibility is not the only consideration in awarding compensation. As such, the Compensation Committee retains the flexibility and discretion to award compensation that may not be tax deductible. Moreover, even if we intend to grant compensation that qualifies as performance-based compensation, we cannot guarantee that such compensation will so qualify or will ultimately be deductible by us. The levels of compensation of our executive officers have historically been well below the deduction limit.

COMPENSATION TABLES

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Nonequity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($) (3)	Total ($)
David M. Rausch	2017	382,333	—	52,100	96,520	7,923	37,650	576,526
President and Chief Executive Officer	2016	360,000	—	39,900	31,080	(1,362)	31,286	460,904

Thomas D. Hull III (4)	2017	256,250	—	31,260	58,962	—	25,271	371,743
Vice President, Finance; Chief Financial Officer; Treasurer; and Secretary	2016	125,000	25,000	23,040	43,750	—	42,626	259,416

Michael G. Rok (5)	2017	225,000	20,000	15,630	44,376	—	28,744	333,750
Vice President, Manufacturing	2016	—	—	—	—	—	—	—

(1)

Reflects the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. See Note 5 to the Consolidated Financial Statements included in the Company’s 2017 Annual Report on Form 10-K for a discussion of the assumptions underlying the value of stock options.

(2)

The amount listed for each named executive officer consists of the current year change in the present value of benefits earned under the Pension Plan. No benefits were earned under the Pension Plan during the year. See “Compensation Discussion and Analysis—Executive Officer Compensation” in this Proxy Statement for additional information regarding the Pension Plan.

(3)

The amounts listed for each named executive officer consist of matching and non-matching contributions made or accrued by the Company on behalf of that executive officer to the Company’s 401(k) Incentive Savings Plan and 401 Plus Executive Deferred Compensation Plan. All Other Compensation for Mr. Rok also includes relocation expense reimbursement of $15,275.

(4)	Mr. Hull took office on November 2, 2015.

(5)	Mr. Rok took office on May 2, 2016.

Grants of Plan-Based Awards

The following table sets forth information with regard to stock options granted to the named executive officers listed below during fiscal year 2017 under the Company’s 2008 Employee Stock Option Plan (as amended and restated effective June 29, 2015) (the “2008 Employee Stock Option Plan”). No other equity incentive plan awards were granted to the named executives during the year.

Name	Grant Date	Option Awards: Number of Shares Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards (1) ($)
David M. Rausch	August 31, 2016	10,000	23.62	52,100
Thomas D. Hull III	August 31, 2016	6,000	23.62	31,260
Michael G. Rok	August 31, 2016	3,000	23.62	15,630

(1)	See Note 5 to the Consolidated Financial Statements included in the Company’s 2017 Annual Report on Form 10-K for a discussion of the assumptions underlying the value of stock options.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards (1)
Name	Number of Securities Underlying Unexercised Option (#) Exercisable (1)	Number of Securities Underlying Unexercised Option (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
David M. Rausch	500	—	8.59	08/24/21
	10,000	—	11.78	08/22/22
	7,500	2,500	15.85	08/28/23
	5,000	5,000	18.14	08/27/24
	2,500	7,500	16.97	08/26/25
	—	10,000	23.62	08/31/26

Thomas D. Hull III	1,500	4,500	16.64	11/02/25
	—	6,000	23.62	08/31/26

Michael G. Rok	—	6,000	18.31	06/22/26
	—	3,000	23.62	08/31/26

(1)	The options listed in this table vest in four equal annual installments beginning on the first anniversary of the grant date (which is 10 years prior to the expiration date shown for each option).

Payments upon Termination or Change in Control

The following table includes information regarding the estimated amount of payments and other benefits each named executive officer shown would receive if his employment with the Company was terminated on April 30, 2017.

Name and Benefits	Termination without Cause and No Change in Control ($) (1)		Termination without Cause after Change in Control ($) (2)
David M. Rausch
Base salary	$382,333		$764,666
Annual bonus	96,520	(3)	45,866
401(k)/401 Plus Deferred Compensation Plans (4)	31,125		52,685
Life insurance benefit (5)	—		69,202
Medical & disability insurance (6)	7,025		14,050

Total	$517,003		$946,469

Thomas D. Hull III
Base salary	$256,250		$512,500
Annual bonus	58,962	(3)	34,237
401(k)/401 Plus Deferred Compensation Plans (4)	20,489		35,538
Life insurance benefit (5)	—		33,779
Medical & disability insurance (6)	30,280		60,560

Total	$365,981		$676,614

Michael G. Rok
Base salary	$225,000		$450,000
Annual bonus	44,376	(3)	14,792
401(k)/401 Plus Deferred Compensation Plans (4)	17,509		15,586
Life insurance benefit (5)	—		45,746
Medical & disability insurance (6)	30,280		30,280

Total	$317,165		$571,029

(1)	Amounts listed below are consistent with the Company’s historical severance practices. However, the Company does not maintain any formal, written pre-change in control severance plans or agreements.

(2)	Amounts listed below represent amounts payable to each named executive officer shown pursuant to the terms of his respective change of control agreement with the Company.

(3)	Annual bonus earned in fiscal year 2017, but paid after April 30, 2017.

(4)

Represents the additional Company matching contributions the executive officer would have earned under both the 401 Plus Deferred Compensation Plan and the 401(k) Incentive Savings Plan for the base salary and the annual bonus shown.

(5)	Represents the present value of the death benefit under the executive officer’s applicable life insurance program, pursuant to the terms of the executive officer’s change of control agreement.

(6)	Represents the Company’s share of premiums for medical and disability coverage during the relevant periods.

AGREEMENTS WITH CERTAIN EXECUTIVES

The Company entered into a Restated and Amended Change of Control Agreement with Mr. Rausch in fiscal year 2015, and Change of Control Employment Agreements (i) with Mr. Hull as of November 2, 2015; (ii) with Mr. Kurt P. Rindoks, Vice President of Engineering and Product Development, in fiscal year 2000, (iii) with Mr. Dana L. Dahlgren, Vice President of Sales and Marketing – Americas, in fiscal year 2005, (iv) with Mr. Michael Rok, Vice President Manufacturing, as of May 2, 2016 and (v) with Ms. Elizabeth D. Phillips, Vice President of Human Resources, in fiscal year 2010 (collectively, the “Agreements”). These Agreements provide for the payment of compensation and benefits in the event of termination of the executive officer’s employment within three years following a Change of Control of the Company, as defined in the Agreements. Each executive officer whose employment is so terminated will receive compensation if the termination of his or her employment was by the Company or its successor without Cause, or by the executive officer for Good Reason, each as defined in the Agreements. Upon such a termination of employment within one year following a Change of Control, the Company or its successor will be required to make, in addition to unpaid ordinary compensation and a lump-sum cash payment for certain benefits, a lump-sum cash payment equal to the executive officer’s annual compensation with respect to Messrs. Rindoks and Dahlgren and Ms. Phillips, and two times the executive officer’s annual compensation with respect to Messrs. Rausch, Hull, and Rok. Upon a termination of employment occurring after the first anniversary, but within three years, of the date of the Change of Control, in addition to unpaid ordinary compensation and a lump-sum cash payment for certain benefits, Messrs. Rindoks and Dahlgren and Ms. Phillips will be entitled to a lump-sum payment equal to one-half of their annual compensation and Messrs. Rausch, Hull, and Rok will be entitled to a lump-sum payment equal to their annual compensation. See “Compensation Tables – Payments upon Termination or Change in Control” for other entitlements for the named executive officers under terms of the Agreements.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information with respect to the “beneficial ownership” (as defined by the Securities and Exchange Commission) of shares of the Company’s common stock, as of June 21, 2017, by (i) each director and director nominee, (ii) each of the named executive officers and (iii) all directors and executive officers as a group. Except as otherwise indicated by footnote, the shares shown are held directly with sole voting and investment power.

Name	Shares beneficially owned (1)	Percent of class
Margaret B. Pyle (2)	58,134	2.1%
Keith M. Gehl	7,500	*
David M. Rausch	35,939	1.3%
Thomas D. Hull III	1,500	*
David S. Rhind (3)	335,443	12.4%
Michael G. Rok	1,500	*
John D. Russell	14,500	*
Donald F. Shaw	20,000	*
William A. Shumaker (4)	42,016	1.5%
Directors and executive officers as a group (13 persons)	562,521	20.2%

*	Percentage of class is less than 1%.

(1)

Includes shares which may be acquired within 60 days from June 21, 2017 upon exercise of options by: Mr. Gehl – 7,500; Mr. Rausch – 25,500; Mr. Hull – 1,500; Mr. Rok – 1,500; and all officers and directors as a group – 67,350.

(2)	Includes 53,134 shares owned by Ms. Pyle as trustee of a trust and 5,000 shares held by Ms. Pyle’s spouse, as to which shares she disclaims beneficial ownership.

(3)

Includes 5,456 shares held in a trust of which Mr. Rhind is a co-trustee and a beneficiary, 85,908 shares held in trusts of which Mr. Rhind is a co-trustee but not a beneficiary, and 228,079 shares owned by the Estate of Laura Campbell Rhind, of which Mr. Rhind is the executor. Mr. Rhind disclaims beneficial ownership of all of the shares held by the Estate and the shares held in trusts of which Mr. Rhind is a co-trustee but not a beneficiary. Mr. Rhind shares voting and investment power with respect to all shares held in the aforementioned trusts.

(4)	Includes 38,187 shares in which Mr. Shumaker shares voting and investment power.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table contains information with respect to the “beneficial ownership” (as defined by the Securities and Exchange Commission) of shares of the Company’s common stock, as of June 21, 2017, by each person who is known by management of the Company to have been the “beneficial owner” of more than five percent of such stock as of such date. Except as otherwise indicated by footnote, the shares shown are held with sole voting and investment power.

Name	Shares beneficially owned		Percent of class
Estate of Laura Campbell Rhind	228,079	(1)	8.4%
Dimensional Fund Advisors LP	202,801	(2)	7.5%
Wellington Management Company LLP	158,466	(3)	5.8%

(1)

The shares owned by the Estate of Laura Campbell Rhind listed in the table above are shown as being owned in a Schedule 13D filed with the Securities and Exchange Commission on June 11, 2015. The address of the Estate is 641 West Willow Street, No. 139, Chicago, IL 60014.

(2)

The shares owned by Dimensional Fund Advisors listed in the table are shown as being owned as of December 31, 2016 according to a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2017. Dimensional Fund Advisors’ address is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(3)

The shares owned by Wellington Management Company LLP listed in the table are shown as being owned as of December 31, 2016 according to a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2017. Wellington Management Company LLP’s address is 280 Congress Street, Boston, MA 02201.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and 10% stockholders to file reports of ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of such forms received by it and inquiries of such persons, the Company believes that all such filing requirements applicable to its executive officers, directors and 10% stockholders were complied with in fiscal year 2017.

PROXIES AND VOTING AT THE MEETING

The expense of solicitation of proxies is to be paid by the Company. The Company will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxies and proxy material to the beneficial owners of the Company’s common stock. To obtain directions to attend the annual meeting, please contact the Secretary of the Company. This Proxy Statement and the 2017 Annual Report to Stockholders are available at http://www.edocumentview.com/kequ.

At the close of business on July 5, 2017, the record date for determination of stockholders entitled to vote at the annual meeting, there were 2,712,797 shares of common stock of the Company outstanding and entitled to vote.

Each share of common stock is entitled to one vote. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, by written notice to the Secretary, by delivery of a later-dated proxy or in person at the meeting.

The holders of a majority of the total shares of common stock issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. The vote of a plurality of the shares represented at the meeting, in person or by proxy, is required to elect the three nominees for director. Approval of Item 2 (ratification of appointment of independent registered public accounting firm), approval of Item 3 (advisory vote on executive compensation) and approval of Item 4 (approval of the 2017 Omnibus Incentive Plan) submitted to the stockholders for their consideration at the meeting each requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting, in person or by proxy, and entitled to vote. However, Item 3 is an advisory vote only. Abstentions, directions to withhold authority, and broker non-votes are counted as shares present in the determination of whether the shares of stock represented at the meeting constitute a quorum. Abstentions, directions to withhold authority, and broker non-votes are not counted in tabulations of the votes cast on proposals presented to stockholders. Thus, an abstention, direction to withhold authority, or broker non-vote with respect to a matter other than the election of directors may have the same legal effect as a vote against the matter. With respect to the election of directors, an abstention, direction to withhold authority or broker non-vote will have no effect. An automated system administered by the Company’s transfer agent will be used to tabulate votes.

A stockholder entitled to vote for the election of directors can withhold authority to vote for any of the nominees.

STOCKHOLDER PROPOSALS

The deadline for receipt of stockholder proposals for inclusion in the Company’s 2018 proxy material is March 24, 2018. Any stockholder proposal should be submitted in writing to the Secretary of the Company at its principal executive offices. The stockholder proposal must include the stockholder’s name and address as it appears on the Company’s records and the number of shares of the Company’s common stock beneficially owned by such stockholder. In addition, (i) for proposals other than nominations for the election of directors, such notice must include a description of the business desired to be brought before the meeting, the reasons for presenting such business at the meeting, and any material interest of the stockholder in such business, and (ii) for proposals relating to stockholder nominations for the election of directors, such notice must also include, with respect to each person nominated, the information required by Regulation 14A under the Exchange Act. All other proposals to be presented at the meeting must be delivered to the Secretary of the Company, in writing, by June 7, 2018.

FINANCIAL STATEMENTS

The Company has enclosed its Annual Report to Stockholders for the fiscal year ended April 30, 2017 with this Proxy Statement. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

OTHER MATTERS

Management of the Company knows of no other matters which are likely to be brought before the annual meeting. If any such matters are brought before the meeting, the persons named in the enclosed proxy will vote thereon according to their judgment.

By Order of the Board of Directors

THOMAS D. HULL III
Secretary

July 21, 2017

APPENDIX A

KEWAUNEE SCIENTIFIC CORPORATION

2017 OMNIBUS INCENTIVE PLAN

Kewaunee Scientific Corporation sets forth herein the terms of its 2017 Omnibus Incentive Plan.

1.	PURPOSE

The Plan is intended to enhance the ability of the Company and its Affiliates to attract and retain highly qualified officers, Nonemployee Directors, employees, consultants and advisors, and to motivate such individuals to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), unrestricted stock, other share-based awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Upon the Plan becoming effective, no further awards shall be made under either of the Prior Plans.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

“Acquiror” shall have the meaning set forth in Section 15.2.1.

“Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control with” the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.

“Annual Incentive Award” means a cash-based Performance Award with a performance period that is the Company’s fiscal year or other 12-month (or shorter) performance period as specified under the terms of the Award as approved by the Board.

“Award” means a grant under the Plan of an Option, SAR, Restricted Stock, RSU, Other Share-based Award or cash award.

“Award Agreement” means a written agreement between the Company and a Participant, or notice from the Company or an Affiliate to a Participant that evidences and sets out the terms of an Award.

“Board” means the Board of Directors of the Company.

“Business Combination” shall have the meaning set forth in Section 15.2.2.

“Cause” shall be defined as that term is defined in the Participant’s offer letter or other applicable employment agreement; or, if there is no such definition, “Cause” means, as determined by the Company in its sole discretion and unless otherwise provided in the applicable Award Agreement: (i) the commission of any act by a Participant constituting financial dishonesty against the Company or its Affiliates (which act would be chargeable as a crime under applicable law); (ii) a Participant’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment that would: (a) materially adversely affect the business or the reputation of the Company or any of its Affiliates with their respective current or prospective customers, suppliers, lenders or other third parties with whom such entity does or might do business or (b) expose the Company or any of its Affiliates to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by a Participant to follow the directives of the chief executive officer of the Company or any of its Affiliates or the Board; or (iv) any material misconduct, violation of the Company’s or Affiliates’ policies or willful and deliberate non-performance of duty by the Participant in connection with the business affairs of the Company or its Affiliates. A Separation from Service for Cause shall be deemed to include a determination by the Company in its sole discretion following a Participant’s Separation from Service that circumstances existing prior to such Separation from Service would have entitled the Company or an Affiliate to have terminated the Participant’s service for Cause. All rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Company, or during any negotiations between the Company and the Participant, regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of Cause.

“Change in Control” shall have the meaning set forth in Section 15.2.2.

“Code” means the Internal Revenue Code of 1986.

“Committee” means the Compensation Committee of the Board, or such other committee as determined by the Board. The Compensation Committee of the Board may designate a subcommittee of its members to serve as the Committee (to the extent the Board has not designated another person, committee or entity as the Committee). The Board will cause the Committee to satisfy the applicable requirements of any securities exchange on which the Common Stock may then be listed. For purposes of Awards to Covered Employees intended to qualify as Performance-Based Compensation, to the extent required by Section 162(m), Committee means all of the members of the Compensation Committee who are “outside directors” within the meaning of Section 162(m). For purposes of Awards to Participants who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Compensation Committee who are “nonemployee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act.

“Company” means Kewaunee Scientific Corporation, a Delaware corporation, or any successor corporation.

“Common Stock” means the common stock of the Company.

“Consultant” means a consultant or advisor that provides bona fide services to the Company or any Affiliate and who qualifies as a consultant or advisor under Form S-8.

“Covered Employee” means a Participant who is a “covered employee” within the meaning of Section 162(m) as qualified by Section 12.4.

“Disability” shall be defined as that term is defined in the Participant’s offer letter or other applicable employment agreement; or, if there is no such definition, “Disability” means, as determined by the Company in its sole discretion and unless otherwise provided in the applicable Award Agreement, the Participant is unable to perform each of the essential duties of such Participant’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Participant’s employment, “Disability” means “permanent and total disability” as set forth in Code Section 22(e)(3).

“Effective Date” means June 21, 2017, the date the Plan was adopted by the Board, subject to Stockholder approval at the 2017 annual meeting of Stockholders.

“Exchange Act” means the Securities Exchange Act of 1934.

“Fair Market Value” of a Share as of a particular date shall mean, if the Common Stock is listed on a national securities exchange, (i) for purposes of determining the exercise price of an Option, the average of the high and low prices of the Common Stock on the composite tape or other comparable reporting system on the Grant Date, or if the Grant Date is not a trading day, the trading day most immediately preceding the Grant Date and (ii) for all other purposes under the Plan, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day most immediately preceding the applicable date. If the Shares are not listed on a national securities exchange, or the value of such Shares is not otherwise determinable, Fair Market Value of a Share as of a particular date shall mean the value as determined by the Board.

“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than 50% of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than 50% of the voting interests.

“Grant Date” means the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 or (iii) such other date as may be specified by the Board in the Award Agreement.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

“Incumbent Directors” shall have the meaning set forth in Section 15.2.2.

“New Shares” shall have the meaning set forth in Section 15.1.

“Nonemployee Director” means a member of the Board or the board of directors of an Affiliate, in each case who is not an officer or employee of the Company or any Affiliate.

“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase one or more Shares pursuant to the Plan.

“Option Price” means the exercise price for each Share subject to an Option.

“Other Share-based Awards” means Awards consisting of Share units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Shares.

“Participant” shall mean a person who, as a Service Provider, has been granted an Award under the Plan; provided that in the case of the death or Disability of a Participant, the term “Participant” refers to the Participant’s estate or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

“Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period established by the Committee, and includes an Annual Incentive Award.

“Performance-Based Compensation” means “performance-based compensation” under Section 162(m).

“Plan” means this Kewaunee Scientific Corporation 2017 Omnibus Incentive Plan.

“Policy” shall have the meaning set forth in Section 3.2.2.

“Prior Plans” means (i) the Kewaunee Scientific Corporation 2008 Key Employee Stock Option Plan and (ii) the Kewaunee Scientific Corporation 2010 Stock Option Plan for Directors.

“Purchase Price” means the purchase price for each Share pursuant to a grant of Restricted Stock.

“Restricted Stock” means restricted Shares, awarded to a Participant pursuant to Section 10.

“Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of Shares, awarded to a Participant pursuant to Section 10.

“SAR Exercise Price” means the per Share exercise price of a SAR granted to a Participant under Section 9.

“SEC” means the United States Securities and Exchange Commission.

“Section 162(m)” means Code Section 162(m).

“Section 409A” means Code Section 409A.

“Securities Act” means the Securities Act of 1933.

“Separation from Service” means the termination of the applicable Participant’s employment with, and performance of services for, the Company and each Affiliate. A Participant employed by, or performing services for, an Affiliate or a division of the Company or an Affiliate shall not be deemed to incur a Separation from Service if such Affiliate or division ceases to be an Affiliate or division of the Company, as the case may be, and the Participant immediately thereafter becomes an employee of (or service provider to), or member of the board of directors of, the Company or an Affiliate or a successor company or an affiliate or subsidiary thereof. Approved temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Affiliates shall not be considered Separations from Service. Notwithstanding the foregoing, with respect to any Award that constitutes nonqualified deferred compensation under Section 409A, “Separation from Service” shall mean a “separation from service” as defined under Section 409A.

“Service Period” shall have the meaning set forth in Section 10.1.

“Service Provider” means an employee, officer, Nonemployee Director or Consultant of the Company or an Affiliate.

“Share” means a share of Common Stock.

“Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Section 9.

“Stockholders” means the stockholders of the Company.

“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

“Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

“Ten Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

“Termination Date” means the date that is 10 years after the Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2.

“Voting Securities” shall have the meaning set forth in Section 15.2.2.

3.	ADMINISTRATION OF THE PLAN

3.1. General

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the power and authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, unless such power or authority is specifically reserved by the Board. Except as specifically provided in Section 14 or as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided, however, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. All actions, determinations and decisions by the Board or the Committee under the Plan or any Award Agreement, or with respect to any Award, shall be in the sole discretion of the Board and shall be final, binding and conclusive on all persons. Without limitation, the Board shall have full and final power and authority, subject to the other terms of the Plan, to:

(i)	designate Participants;

(ii)	determine the type or types of Awards to be made to Participants;

(iii)	determine the number of Shares to be subject to an Award;

(iv)	establish the terms of each Award (including the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer or forfeiture of an Award or the Shares subject thereto and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v)	prescribe the form of each Award Agreement; and

(vi)

amend, modify or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy or custom.

3.2. Separation from Service for Cause; Clawbacks

3.2.1.	Separation from Service for Cause

The Company may annul an Award if the Participant incurs a Separation from Service for Cause.

3.2.2.	Clawbacks

All awards, amounts or benefits received or outstanding under the Plan shall be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any Company clawback or similar policy (the “Policy”) or any applicable law related to such actions, as may be in effect from time to time. A Participant’s acceptance of an Award shall be deemed to constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation and enforcement of any applicable Policy that may apply to the Participant, whether adopted prior to or following the Effective Date, and any provision of applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation, and the Participant’s agreement that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

3.3. Deferral Arrangement

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Share units.

3.4.	No Liability

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.5.	Book Entry

Notwithstanding any other provision of the Plan to the contrary, the Company may elect to satisfy any requirement under the Plan for the delivery of stock certificates through the use of book entry.

3.6.	No Repricing

Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms or conditions of an Option or SAR to lower its Option Price or SAR Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying Shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

4.	STOCK SUBJECT TO THE PLAN

4.1. Authorized Number of Shares

Subject to adjustment under Section 15, the aggregate number of Shares authorized to be awarded under the Plan shall not exceed 280,100. In addition, Shares underlying any outstanding award granted under a Prior Plan that, following the Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of Shares shall be available for the grant of new Awards. As provided in Section 1, no new awards shall be granted under either of the Prior Plans following the Effective Date. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares, treasury Shares or Shares purchased on the open market or otherwise.

4.2. Share Counting

4.2.1. Any Award settled in cash shall not be counted as issued Shares for any purpose under the Plan.

4.2.2. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Shares covered by such Award shall again be available for the grant of Awards.

4.2.3. If Shares issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to the Company at no more than cost, such Shares shall again be available for the grant of Awards.

4.2.4. If Shares issuable upon exercise, vesting or settlement of an Award, or Shares owned by a Participant (which are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of the Option Price or Purchase Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again be available for the grant of Awards.

4.2.5. Substitute Awards shall not be counted against the number of Shares available for the grant of Awards.

4.3. Award Limits

4.3.1. Incentive Stock Options

Subject to adjustment under Section 15, 280,100 Shares available for issuance under the Plan shall be available for issuance as Incentive Stock Options.

4.3.2. Individual Award Limits for Section 162(m) — Share-Based Awards

Subject to adjustment under Section 15, the maximum number of each type of Award (other than cash-based Performance Awards) granted to any Participant in any calendar year shall not exceed the following number of Shares: (i) Options and SARs: 100,000 Shares; and (ii) all share-based Performance Awards (including Restricted Stock, RSUs and Other Share-based Awards that are Performance Awards): 100,000 Shares.

4.3.3. Individual Award Limits for Section 162(m) — Cash-Based Awards

The maximum amount of cash-based Performance Awards intended to qualify as Performance-Based Compensation granted to any Participant in any calendar year shall not exceed the following: (i) Annual Incentive Awards: $1 million; and (ii) all other cash-based Performance Awards: $1 million.

4.3.4. Director Awards

The maximum value of Awards granted during any calendar year to any Nonemployee Director, taken together with any cash fees paid to such Nonemployee Director during the calendar year and the value of awards granted to the Nonemployee Director under any other equity compensation plan of the Company or an Affiliate during the calendar year, shall not exceed the following in total value (calculating the value of any Awards or other equity compensation plan awards based on the fair market value as of grant date for financial reporting purposes): (i) $250,000 for the nonemployee Chair of the Board and (ii) $200,000 for each Nonemployee Director other than the Chair of the Board; provided, however, that awards granted to Nonemployee Directors upon their initial election to the Board or the board of directors of an Affiliate shall not be counted towards the limit under this Section 4.3.4.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Term

The Plan shall be effective as of the Effective Date, provided that it is approved by the Stockholders. The Plan shall terminate automatically on the 10-year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2.

5.2. Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Stockholders to the extent stated by the Board, required by applicable law or required by applicable securities exchange listing requirements. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms applicable to Awards granted prior to the Termination Date, shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension or termination of the Plan shall, without the consent of the Participant, materially impair rights or obligations under any Award theretofore awarded.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers

Subject to this Section 6, Awards may be made to any Service Provider as the Board may determine and designate from time to time.

6.2.	Successive Awards

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3. Stand-Alone, Additional, Tandem, and Substitute Awards

Awards may be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem or substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another award, the Board shall have the right to require the surrender of such other award in consideration for the grant of the new Award. Subject to the requirements of applicable law, the Board may make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, RSUs or Restricted Stock).

7.	AWARD AGREEMENT

The grant of any Award may be contingent upon the Participant executing an appropriate Award Agreement, in such form or forms as the Board shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Nonqualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price

The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date; provided, however, that in the event that a Participant is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Participant that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a Share.

8.2. Vesting

Subject to Section 8.3, each Option shall become exercisable at such times and under such conditions (including performance requirements) as stated in the Award Agreement.

8.3. Term

Each Option shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of the Option term stated in the Award Agreement not to exceed 10 years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Participant is a Ten Percent Stockholder, an Option granted to such Participant that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five years from its Grant Date.

8.4. Limitations on Exercise of Option

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the Stockholders as provided herein or (ii) after the occurrence of an event which results in termination of the Option.

8.5 Method of Exercise

An Option that is exercisable may be exercised by the Participant’s delivery of a notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

8.6. Rights of Holders of Options

Unless otherwise provided in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a Stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to him or her. Except as provided in Section 15 or the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.7. Delivery of Stock Certificates

Subject to Section 3.5, promptly after the exercise of an Option by a Participant and the payment in full of the Option Price, such Participant shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the Shares subject to the Option.

8.8. Limitations on Incentive Stock Options

An Option shall constitute an Incentive Stock Option only (i) if the Participant of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Stock Options held by such Participant become exercisable for the first time during any calendar year (under the Plan and all other plans of the Participant’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the Stockholders in a manner intended to comply with the stockholder approval requirements of Code Section 422(b)(1); provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such stockholder approval is obtained.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS (SARs)

9.1. Right to Payment

A SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value on the date of exercise over (ii) the SAR Exercise Price, as determined by the Board. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR’s grant price may not be less than the Fair Market Value on the Grant Date of the SAR to the extent required by Section 409A.

9.2. Other Terms

The Board shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award and any other terms of any SAR.

9.3. Term of SARs

The term of a SAR granted under the Plan shall be determined by the Board; provided, however, that such term shall not exceed 10 years.

9.4. Payment of SAR Amount

Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company (in cash or Shares, as set forth in the Award Agreement) in an amount determined by multiplying:

(i)	the difference between the Fair Market Value on the date of exercise over the SAR Exercise Price; by

(ii)	the number of Shares with respect to which the SAR is exercised.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS (RSUs)

10.1. Restrictions (applicable to Restricted Stock and RSUs)

At the time of grant, the Board may establish a period of time (a “Service Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or RSUs. Each Award of Restricted Stock or RSUs may be subject to a different Service Period and additional restrictions. Neither Restricted Stock nor RSUs may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Service Period or prior to the satisfaction of any other applicable restrictions.

10.2. Delivery of Shares (applicable to Restricted Stock and RSUs)

Subject to Section 3.5, upon the expiration or termination of any Service Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to Shares of Restricted Stock or RSUs settled in Shares shall lapse, and, unless otherwise provided in the applicable Award Agreement, a stock certificate for such Shares shall be delivered, free of all such restrictions, to the Participant or the Participant’s beneficiary or estate, as the case may be.

10.3. Rights of Holders of Restricted Stock (applicable to Restricted Stock, not RSUs)

Unless otherwise provided in the applicable Award Agreement, holders of Restricted Stock shall have rights as Stockholders, including voting and dividend rights.

10.4. Purchase of Restricted Stock (applicable to Restricted Stock, not RSUs)

The Participant shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the Shares represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, if so determined by the Board, in consideration for past services rendered.

10.5. Restricted Stock Certificates (applicable to Restricted Stock, not RSUs)

Subject to Section 3.5, the Company shall issue, in the name of each Participant to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of Shares of Restricted Stock granted to the Participant, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold any stock certificates for the Participant’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse or (ii) such certificates shall be delivered to the Participant; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.6. Rights of Holders of RSUs (applicable to RSUs, not Restricted Stock)

10.6.1. Settlement of RSUs

RSUs may be settled in cash or Shares, as set forth in the Award Agreement. The Award Agreement shall also set forth whether the RSUs shall be settled (i) within the time period specified in Section 409A for short term deferrals or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such RSUs shall be settled.

10.6.2. Voting and Dividend Rights

Unless otherwise provided in the applicable Award Agreement, holders of RSUs shall not have rights as Stockholders, including voting or dividend or dividend equivalents rights.

10.6.3. Creditor’s Rights

A holder of RSUs shall have no rights other than those of a general creditor of the Company. RSUs represent an unfunded and unsecured obligation of the Company, subject to the terms of the applicable Award Agreement.

11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1. General Rule

Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

11.2. Surrender of Shares

To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of Shares, which Shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already-owned Shares may be authorized only at the time of grant.

11.3. Cashless Exercise

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

11.4. Other Forms of Payment

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including the Company’s withholding of Shares otherwise due to the exercising Participant.

12.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS

12.1. Performance Conditions

The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may reduce the amounts payable under any Award subject to performance conditions, except as limited under Section 12.2 in the case of Performance-Based Compensation.

12.2. Performance Awards Granted to Designated Covered Employees

If and to the extent that the Board determines that a Performance Award to be granted to a Participant who is designated by the Board as likely to be a Covered Employee should qualify as Performance-Based Compensation, the grant, exercise or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 12.2. Notwithstanding anything herein to the contrary, the Board may provide for Performance Awards to Covered Employees that are not intended to qualify as Performance-Based Compensation.

12.2.1. Performance Goals Generally

The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Board consistent with this Section 12.2. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m), including the requirement that the level or levels of performance targeted by the Board result in the achievement of performance goals being “substantially uncertain.” The Board may determine that Performance Awards shall be granted, exercised or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise or settlement of the Performance Awards. Performance goals may be established on a Company-wide basis, or with respect to one or more business units, divisions, Affiliates or business segments, as applicable. To the extent consistent with the requirements of Section 162(m), the Committee may determine at the time that goals under this Section 12 are established the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses and other extraordinary, unusual or non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

12.2.2. Business Criteria

One or more of the following business criteria for the Company, on a consolidated basis, or specified Affiliates or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Board in establishing performance goals for Performance Awards: (i) cash flow; (ii) earnings per share, as adjusted for any stock split, stock dividend or other recapitalization; (iii) earnings measures; (iv) return on equity; (v) total stockholder return; (vi) share price performance, as adjusted for any stock split, stock dividend or other recapitalization; (vii) return on capital; (viii) revenue; (ix) income; (x) profit margin; (xi) return on operating revenue; (xii) brand recognition or acceptance; (xiii) customer satisfaction; (xiv) productivity; (xv) expense targets; (xvi) market share; (xvii) cost control measures; (xviii) balance sheet metrics; (xix) strategic initiatives; (xx) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; or (xxi) any other business criteria established by the Board; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income and operating income).

12.2.3. Timing for Establishing Performance Goals

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to Performance Awards, or at such other date as may be required or permitted for Performance-Based Compensation.

12.2.4. Settlement of Performance Awards; Other Terms

Settlement of Performance Awards may be in cash, Shares, other Awards or other property. The Board may reduce the amount of a settlement otherwise to be made in connection with such Performance Awards.

12.3. Written Determinations

All determinations by the Board as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and the achievement of performance goals relating to Performance Awards, shall be made in writing in the case of any Award intended to qualify as Performance-Based Compensation to the extent required by Section 162(m). To the extent permitted by Section 162(m), the Board may delegate any responsibility relating to Performance Awards.

12.4. Status of Section 12.2 Awards under Section 162(m)

It is the intent of the Company that Performance Awards under Section 12.2 granted to persons who are designated by the Board as likely to be Covered Employees within the meaning of Section 162(m) shall, if so designated by the Board, qualify as Performance-Based Compensation. Accordingly, the terms of Section 12.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m). The foregoing notwithstanding, because the Board cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Board, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

13.	OTHER SHARE-BASED AWARDS

13.1. Grant of Other Share-based Awards

Other Share-based Awards may be granted either alone or in addition to or in conjunction with other Awards. Other Share-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in Shares under any other compensation plan or arrangement of the Company, including any other Company incentive compensation plan. The Board shall have the authority to determine the persons to whom and the time or times at which such Awards will be made, the number of Shares to be granted pursuant to such Awards, and all other terms of such Awards. Unless the Board determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Board determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award.

13.2. Terms of Other Share-based Awards

Any Common Stock subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

14.	REQUIREMENTS OF LAW

14.1. General

The Company shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Participant, any other individual exercising an Option or the Company of any provision of any law or regulation of any governmental authority, including any federal or state securities laws or regulations. If at any time the Board determines that the listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Participant or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to sell or issue such Shares unless the Board has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such Shares pursuant to an exemption from registration under the Securities Act. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption. The Committee may require the Participant to sign such additional documentation, make such representations and furnish such information as it may consider appropriate in connection with the grant of Awards or issuance or delivery of Shares in compliance with applicable laws, rules and regulations.

14.2. Rule 16b-3

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.	EFFECT OF CHANGES IN CAPITALIZATION

15.1. Adjustments for Changes in Capital Structure

Subject to any required action by the Stockholders, in the event of any change in the Common Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the Stockholders in a form other than Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, and in the Option Price, SAR Exercise Price or Purchase Price per Share of any outstanding Awards in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the Shares which are of the same class as the Shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of Shares subject to, and the Option Price, SAR Exercise Price or Purchase Price per Share of, the outstanding Awards shall be adjusted in a fair and equitable manner. Any fractional share resulting from an adjustment pursuant to this Section 15.1 shall be rounded down to the nearest whole number and the Option Price, SAR Exercise Price or Purchase Price per share shall be rounded up to the nearest whole cent. In no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The Board may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate. Adjustments determined by the Board pursuant to this Section 15.1 shall be made in accordance with Section 409A to the extent applicable.

15.2. Change in Control

15.2.1. Consequences of a Change in Control

Subject to the requirements and limitations of Section 409A if applicable, the Board may provide for any one or more of the following in connection with a Change in Control, which such actions need not be the same for all Participants:

(a) Accelerated Vesting. The Board may provide in any Award Agreement, or in the event of a Change in Control may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such terms, including a Participant’s Separation from Service prior to, upon, or following such Change in Control, to such extent as determined by the Board.

(b) Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section 15.2.1, an Award denominated in Shares shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a Stockholder on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per Share consideration received by Stockholders pursuant to the Change in Control. If any portion of such consideration may be received by Stockholders pursuant to the Change in Control on a contingent or delayed basis, the Board may determine such Fair Market Value as of the time of the Change in Control on the basis of the Board’s estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c) Cash-Out of Awards. The Board may, without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Board) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per Share, if any, under such Award. If any portion of such consideration may be received by Stockholders pursuant to the Change in Control on a contingent or delayed basis, the Board may determine such Fair Market Value as of the time of the Change in Control on the basis of the Board’s estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Board, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards. For avoidance of doubt, if the amount determined pursuant to this Section 15.2.1(c) for an Option or SAR is zero or less, the affected Option or SAR may be cancelled without any payment therefore.

15.2.2. Change in Control Defined

Unless otherwise provided in the applicable Award Agreement, a “Change in Control” means the consummation of any of the following events:

(a) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or any subsidiary, affiliate (within the meaning of Rule 144 promulgated under the Securities Act) or employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); or

(b) a reorganization, merger, consolidation or recapitalization of the Company (a “Business Combination”), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

(c) a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the assets of the Company; or

(d) during any period of 24 consecutive months, the Incumbent Directors cease to constitute a majority of the Board; “Incumbent Directors” means individuals who were members of the Board at the beginning of such period or individuals whose election or nomination for election to the Board by the Stockholders was approved by a vote of at least a majority of the then Incumbent Directors (but excluding any individual whose initial election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors).

Notwithstanding the foregoing, if it is determined that an Award is subject to the requirements of Section 409A and payable upon a Change in Control, the Company will not be deemed to have undergone a Change in Control for purposes of the Plan unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A.

15.3. Adjustments

Adjustments under this Section 15 related to Shares or other securities of the Company shall be made by the Board. No fractional Shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.

16.	NO LIMITATIONS ON COMPANY

The making of Awards shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

17.	TERMS APPLICABLE GENERALLY TO AWARDS

17.1. Disclaimer of Rights

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise provided in the applicable Award Agreement, no Award shall be affected by any change of duties or position of the Participant, so long as such

Participant continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Participant or beneficiary under the terms of the Plan.

17.2. Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the Stockholders for approval shall be construed as creating any limitations upon the right or authority of the Board or its delegate to adopt such other compensation arrangements as the Board or its delegate determines desirable.

17.3. Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any Shares upon the exercise of an Option or SAR or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse or exercise, the Participant shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Board, the Participant may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold the minimum required number of Shares otherwise issuable to the Participant as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Affiliate Shares already owned by the Participant. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 17.3 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

17.4. Other Provisions; Legends

Each Award Agreement may contain such other terms not inconsistent with the Plan as may be determined by the Board. Any stock certificates for any Shares issued under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company in its sole discretion may deem advisable under the rules, regulations and other requirements of the SEC, any securities exchange on which the Common Stock may then be listed and any applicable federal or state securities law, and the Company in its sole discretion may cause a legend or legends to be placed on such certificates to make appropriate reference to such restrictions.

17.5. Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.6. Governing Law

The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware. For purposes of resolving any dispute that arises directly or indirectly in connection with the Plan, each Participant, by virtue of receiving an Award, shall be deemed to have submitted to and consented to the exclusive jurisdiction of the State of North Carolina and to have agreed that any related litigation shall be conducted solely in the courts of Iredell County, North Carolina or the federal courts for the United States for the Western District of North Carolina, where the Plan is made and to be performed, and no other courts.

17.7. Section 409A

The Plan is intended to comply with Section 409A, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Participant’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s Separation from Service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Board shall have any liability to any Participant for such tax or penalty.

17.8. Separation from Service

The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the applicable Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Participant, the actions that will be taken upon the occurrence of a Separation from Service, including accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

17.9. Transferability of Awards

17.9.1. Transfers in General

Except as provided in Section 17.9.2, no Award shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan.

17.9.2. Family Transfers

If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.9.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights or (iii) a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 17.9.2, any such Award shall continue to be subject to the same terms as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Participant in accordance with this Section 17.9.2 or by will or the laws of descent and distribution.

17.10. Dividends and Dividend Equivalent Rights

If specified in the Award Agreement, the recipient of an Award may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the Common Stock or other securities covered by an Award. The terms of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Participant may be paid currently or may be deemed to be reinvested in additional Shares or other securities of the Company at a price per unit equal to the Fair Market Value on the date that such dividend was paid to Stockholders. Notwithstanding the foregoing, in no event will dividends or dividend equivalents on any Award that is subject to the achievement of performance criteria be payable before the Award has become earned and payable.

17.11. Data Protection

A Participant’s acceptance of an Award shall be deemed to constitute the Participant’s acknowledgement of and consent to the collection and processing of personal data relating to the Participant so that the Company and the Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data shall include data about participation in the Plan and Shares offered or received, purchased or sold under the Plan and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

17.12. Plan Construction

In the Plan, unless otherwise stated, the following uses apply: (i) references to a statute or law refer to the statute or law and any amendments and any successor statutes or laws, and to all valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder, as amended, or their successors, as in effect at the relevant time; (ii) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”; (iii) indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company; (iv) the words “include,” “includes” and “including” (and the like) mean “include, without limitation,” “includes, without limitation” and “including, without limitation” (and the like), respectively; (v) all references to articles and sections are to articles and sections in the Plan; (vi) all words used shall be construed to be of such gender or number as the circumstances and context require; (vii) the captions and headings of articles and sections have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions; (viii) any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and (ix) all accounting terms not specifically defined shall be construed in accordance with GAAP.

Adopted by the Board: June 21, 2017

Approved by the Stockholders: August 30, 2017

Scheduled Termination Date: June 21, 2027

KEWAUNEE SCIENTIFIC CORPORATION
IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m. Central Time on August 30, 2017.
Vote by Internet
• Go to www.investorvote.com/KEQU
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals —	The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1.	Election of Class I Directors:		01 - David M. Rausch		02 - David S. Rhind	03 - John D. Russell	+

	☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the appointment of the independent registered public accounting firm of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2018.	☐	☐	☐	4.	Approval of the Kewaunee Scientific Corporation 2017 Omnibus Incentive Plan.	☐	☐	☐

3.	Approval, on an advisory basis, of the compensation of our named executives.	☐	☐	☐	5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

You are urged to date, sign and return promptly this proxy in the envelope provided. It is important for you to be represented at the Annual Meeting. The execution of this proxy will not affect your right to vote in person if you are present at the Annual Meeting and wish to so vote.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures —	This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please sign exactly as your name or names appear hereon. If signing as an attorney, executor, administrator, trustee, guardian, or in some other representative capacity, or as an officer of a corporation, please indicate your capacity or full title. If stock is held jointly, each joint owner should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

⬛	1 U P X	+

02MN3C

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of stockholders. The Proxy Statement and the 2017 Annual Report to Stockholders are available at: http://www.edocumentview.com/KEQU

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — KEWAUNEE SCIENTIFIC CORPORATION

2700 WEST FRONT STREET

STATESVILLE, NORTH CAROLINA 28677-2927

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Keith M. Gehl, Donald F. Shaw, and Margaret B. Pyle, and each of them, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Kewaunee Scientific Corporation held of record by the undersigned on July 5, 2017 at the Annual Meeting of Stockholders to be held at 10:00 a.m. Central Daylight Time on August 30, 2017 and at any adjournment thereof.

Your vote for three directors may be indicated on the reverse side. David M. Rausch, David S. Rhind and John D. Russell have been nominated for election as Class I Directors. Your votes for the ratification of the Company’s independent registered public accounting firm, for approval, on an advisory basis, of the compensation of our named executives, and for approval of the Company’s 2017 Omnibus Incentive Plan, may also be indicated on the reverse side.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees named in Item 1 on the reverse side, FOR the ratification of the appointment of the independent registered public accounting firm of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2018, FOR approval, on an advisory basis, of the compensation of our named executives, FOR approval of the Company’s 2017 Omnibus Incentive Plan, and with discretionary authority upon such other business as may properly come before the meeting.

(Continued and to be marked, dated and signed on the other side)

KEWAUNEE SCIENTIFIC CORPORATION

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals —	The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1.	Election of Class I Directors:		01 - David M. Rausch		02 - David S. Rhind	03 - John D. Russell	+

	☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the appointment of the independent registered public accounting firm of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2018.	☐	☐	☐	4.	Approval of the Kewaunee Scientific Corporation 2017 Omnibus Incentive Plan.	☐	☐	☐
3.	Approval, on an advisory basis, of the compensation of our named executives.	☐	☐	☐	5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

You are urged to date, sign and return promptly this proxy in the envelope provided. It is important for you to be represented at the Annual Meeting. The execution of this proxy will not affect your right to vote in person if you are present at the Annual Meeting and wish to so vote.

B	Authorized Signatures —	This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please sign exactly as your name or names appear hereon. If signing as an attorney, executor, administrator, trustee, guardian, or in some other representative capacity, or as an officer of a corporation, please indicate your capacity or full title. If stock is held jointly, each joint owner should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

⬛	1 U P X	+

02MN4C

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of stockholders. The Proxy Statement and the 2017 Annual Report to Stockholders are available at: http://www.edocumentview.com/KEQU

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — KEWAUNEE SCIENTIFIC CORPORATION

2700 WEST FRONT STREET

STATESVILLE, NORTH CAROLINA 28677-2927

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Keith M. Gehl, Donald F. Shaw, and Margaret B. Pyle, and each of them, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Kewaunee Scientific Corporation held of record by the undersigned on July 5, 2017 at the Annual Meeting of Stockholders to be held at 10:00 a.m. Central Daylight Time on August 30, 2017 and at any adjournment thereof.

Your vote for three directors may be indicated on the reverse side. David M. Rausch, David S. Rhind and John D. Russell have been nominated for election as Class I Directors. Your votes for the ratification of the Company’s independent registered public accounting firm, for approval, on an advisory basis, of the compensation of our named executives, and for approval of the Company’s 2017 Omnibus Incentive Plan, may also be indicated on the reverse side.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees named in Item 1 on the reverse side, FOR the ratification of the appointment of the independent registered public accounting firm of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2018, FOR approval, on an advisory basis, of the compensation of our named executives, FOR approval of the Company’s 2017 Omnibus Incentive Plan, and with discretionary authority upon such other business as may properly come before the meeting.

(Continued and to be marked, dated and signed on the other side)